Exhibit 10.1

MASTER REPURCHASE AGREEMENT

Between:

EVERBANK, N.A., as Buyer

and

RADIAN MORTGAGE CAPITAL LLC, as Seller

Dated as of April 30, 2025

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SCHEDULES AND EXHIBITS

SCHEDULE 1	Schedule of Representations and Warranties with Respect to the Mortgage Loans

EXHIBIT A	Form of Servicer Notice

EXHIBIT B	Form of Power of Attorney

EXHIBIT C	Form of Section 7 Certificate

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MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT (this “Agreement”), dated as of April 30, 2025, by and between RADIAN MORTGAGE CAPITAL LLC, a Delaware limited liability company (“Seller”), and EVERBANK, N.A., a national association (“Buyer”).

SECTION 1. APPLICABILITY; INCORPORATION OF EVERBANK WAREHOUSE CUSTOMER GUIDE AND PRICING LETTER

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Eligible Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Mortgage Loans on a servicing released basis at a date certain after the related Purchase Date (as hereinafter defined), against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing.

The EverBank Warehouse Customer Guide is one of the Facility Documents as defined below. The EverBank Warehouse Customer Guide is incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the EverBank Warehouse Customer Guide, except for any non-compliance that would not result in a Material Adverse Effect. Buyer may amend the EverBank Warehouse Customer Guide from time to time as provided in Section 35(e). In the event of a conflict or inconsistency between this Agreement and the EverBank Warehouse Customer Guide, the terms of this Agreement shall govern. Seller’s execution and delivery of this Agreement constitutes Seller’s acknowledgment of receipt of the EverBank Warehouse Customer Guide and Seller’s agreement to the terms and conditions set forth therein and herein with respect thereto.

The Pricing Letter is one of the Facility Documents as defined below. The Pricing Letter is incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the Pricing Letter as incorporated herein. In the event of a conflict or inconsistency between this Agreement and the Pricing Letter, the terms of the Pricing Letter shall govern.

SECTION 2. DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Pricing Letter. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“1934 Act” shall have the meaning set forth in Section 32 hereof.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located. With respect to any Mortgage Loans serviced by Seller on behalf of an Agency, “Accepted Servicing Practices” shall include, and must be in compliance with, such Agency’s servicing guide, as the same may be amended from time to time.

“Adjustable Rate Loan” shall mean a Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable in connection with such Mortgage Loan.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. For purposes of Section 13(g) of this Agreement, Affiliate shall mean Seller, Guarantor and their respective subsidiaries.

“Agency” shall mean Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.

“Aging Limit” shall have the meaning specified in the Pricing Letter.

“Agreement” shall mean this Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“ALTA” shall mean the American Land Title Association, or any successors thereto.

“Annual Financial Statement Date” shall have the meaning set forth in the Pricing Letter.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 11(z) hereof.

“Appraisal” shall mean an appraisal, a signed copy of which shall be in the possession of Seller or the Subservicer, conducted by a licensed appraiser selected and deemed acceptable in accordance with Agency guidelines and who (i) is experienced in estimating the value of property of that same type in the community where it is located, and (ii) unless approved by Buyer on a case-by-case basis, is not an owner, director, officer or employee of Seller or any of its Affiliates.

“Appraised Value” shall mean the value set forth in an Appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Appropriate Federal Banking Agency” shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

“Approved CPA” shall mean PricewaterhouseCoopers International Limited and any other certified public accountant approved by Buyer and Seller.

“Approved Flood Policy Insurer” shall mean any of the insurers approved by Buyer and Seller.

“Approved Hedging Manager” shall mean Seller.

“Approved Mortgage Product” shall have the meaning specified in the Pricing Letter.

“Approved Servicing Appraiser” shall mean any independent appraiser that is nationally known as expert in the evaluation of Servicing Rights, and is pre-approved in writing by Buyer and Seller.

“Asset Value” shall mean with respect to each Purchased Mortgage Loan that is:

(a) an Eligible Mortgage Loan, the applicable Purchase Price Percentage for such Purchased Mortgage Loan multiplied by the least of (i) the Market Value of such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan; and

(b) not an Eligible Mortgage Loan, zero.

(c) Notwithstanding and without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer, with prompt notice to Seller, if:

(i) such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;

(ii) the Purchased Mortgage Loan has been released from the possession of Custodian for a period in excess of twenty (20) calendar days;

(iii) the Purchased Mortgage Loan has been released from the possession of Custodian pursuant to a Bailee Letter for a period in excess of the Aging Limit;

(iv) the Purchased Mortgage Loan is a Wet Mortgage Loan for which the related Mortgage File has not been received by Custodian by the Wet Delivery Deadline for such Purchased Mortgage Loan;

(v) [reserved];

(vi) such Purchased Mortgage Loan is or becomes a Defective Mortgage Loan or a Delinquent Mortgage Loan;

(vii) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the applicable Transaction Term Limitation;

(viii) [reserved]; or

(ix) such Purchased Mortgage Loan contains a breach of a representation or warranty made by Seller in this Agreement.

The aggregate Asset Value of Mortgage Loans included in any Concentration Category shall not exceed the Concentration Limit applicable to such Concentration Category.

“Assignment and Acceptance” shall have the meaning set forth in Section 18 hereof.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Assignment of Proprietary Lease” shall mean the specific agreement creating a first Lien on and pledge of the Co-op Shares and appurtenant Proprietary Lease securing a Co-op Loan.

“Available Investments” shall have the meaning specified in the Pricing Letter.

“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, the State of Colorado or the State of Florida, or (iii) any day on which the Federal Reserve is closed.

“Buyer” shall mean EVERBANK, N.A., its successors in interest and assigns and, with respect to Section 7, its participants.

“Cash Equivalent Investments” shall have the meaning specified in the Pricing Letter.

“Change in Control” shall have the meaning specified in the Pricing Letter.

“Closing Protection Letter” shall mean a letter of indemnification from a title insurer addressed to Seller and/or Seller’s mortgage loan originators or mortgage loan sellers, as applicable, or for which Buyer is a third party beneficiary, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby and indemnifying Seller and/or Buyer (directly or as a third party beneficiary) against losses incurred due to malfeasance or fraud by the Settlement Agent or the failure of the Settlement Agent to follow the specific escrow instructions specified by Seller to the Settlement Agent or otherwise by Buyer with respect to the closing of the Mortgage Loan. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place.

“CLTA” shall mean the California Land Title Association, or any successors thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Concentration Category” shall have the meaning specified in the Pricing Letter.

“Concentration Limit” shall mean, for each Concentration Category, the applicable limitation set forth in the Pricing Letter.

“Confidential Information” shall have the meaning set forth in Section 30 hereof.

“Conforming Mortgage Loan” shall have the meaning set forth in the Pricing Letter.

“Confidential Terms” shall have the meaning set forth in Section 30 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conventional Mortgage Loan” shall mean a Conforming Mortgage Loan other than a Government Mortgage Loan.

“Co-op Corporation” shall mean, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Loan” shall mean a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and the collateral assignment of the related Proprietary Lease.

“Co-op Project” shall mean, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” shall mean, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificate or certificates.

“Co-op Unit” shall mean, with respect to any Co-op Loan, a specific unit in a Co-op Project.

“Costs” shall have the meaning set forth in Section 15(a) hereof.

“Credit File” shall mean with respect to each Mortgage Loan, the documents and instruments relating to the origination and administration of such Mortgage Loan.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among the Seller, Buyer and Custodian as the same may be amended from time to time.

“Custodial Mortgage Loan Schedule” shall have the meaning set forth in the Custodial Agreement.

“Custodian” shall mean Deutsche Bank National Trust Company, or any successor thereto under the Custodial Agreement.

“Daily Activity Report” shall mean for each Business Day, the daily activity pursuant to this Agreement reflected on the EverBank Warehouse Electronic System, including without limitation, any purchases of Mortgage Loans, any repurchases of Mortgage Loans, any payments received by Buyer or in the Inbound Account with respect to the Purchased Mortgage Loans, and the activity in each of the Inbound and Haircut Accounts.

“Debt for Borrowed Money Arrangements” shall have the meaning set forth in Section 11(o) hereof.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defective Mortgage Loan” shall mean a Mortgage Loan (a) which is in foreclosure, has been foreclosed upon or has been converted to real estate owned property, (b) for which the Mortgagor is in bankruptcy, (c) that is not repurchased by Seller in compliance with the provisions of Section 3(d), (d) [reserved], or (e) which was, but ceased to be, an Eligible Mortgage Loan, including if the representations and warranties set forth in Schedule 1 to this Agreement cease to be true, correct and complete in all material respects with respect to such Mortgage Loans.

“Delinquent Mortgage Loan” shall mean any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for 30 days or more following the original Due Date for such Monthly Payment.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Costs” shall have the meaning set forth in Section 17 hereof.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 17 hereof with respect to a Seller Party, any or all of the Purchased Mortgage Loans, or any Mortgage Loans submitted for purchase hereunder, as desired by Buyer from time to time.

“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied or waived.

“Electronic Record” shall mean “Record” and “Electronic Record,” both as defined in E-Sign, and shall include, but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including, without limitation, those involving the EverBank Warehouse Electronic System.

“Electronic Signature” shall have the meaning set forth in E-Sign.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP, Inc., as the same may be amended from time to time.

“Electronic Transactions” shall mean transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures.

“Eligible Mortgage Loan” shall mean a Mortgage Loan which (a) is an Approved Mortgage Product, (b) complies with the representations and warranties set forth on Schedule 1 hereto, (c) is not a Defective Mortgage Loan, and (d) is not a Delinquent Mortgage Loan.

“EO13224” shall have the meaning set forth in Section 11(aa) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall, with respect to Seller, mean any Person which is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“ERISA Liability Threshold” shall have the meaning specified in the Pricing Letter.

“Escrow Amount” shall mean any amounts paid by the Mortgagor or retained by Seller with respect to the Mortgage Loan that constitute escrowed funds, which shall include any amounts representing Escrow Payments or unapplied principal prepayments.

“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” shall have the meaning specified in Section 13 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan under Section 4041 of ERISA, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by sSeller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“EverBank Warehouse Customer Guide” shall mean the guidelines and other information provided to Seller by Buyer, as may be updated from time to time, setting forth the policies and procedures to be followed by Seller when utilizing the facility contemplated under this Agreement, including without limitation information and parameters input into the EverBank Warehouse Electronic System regarding LTV limitations as established by Buyer from time to time; provided that no changes to the EverBank Warehouse Customer Guide effective after the Purchase Date for a Purchased Asset shall be applicable to such Purchased Asset. The EverBank Warehouse Customer Guide may alternatively be called the EverBank Warehouse Customer Guide.

“EverBank Warehouse Electronic System” shall mean the system utilized by Buyer either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests as described further in the EverBank Warehouse Customer Guide.

“Excess Proceeds” shall mean the excess, if any, of the proceeds received in the Inbound Account with respect to a purchase or repurchase of a Purchased Mortgage Loan over the Repurchase Price for such Purchased Mortgage Loan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or required to be withheld or deducted from a payment to a Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Buyer being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Buyer acquires such interest in the Obligation (other than pursuant to an assignment request by the Seller) or (ii) such Buyer changes its lending office, except in each case to the extent that, pursuant to Section 7, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed its lending office, (c) Taxes attributable to Buyer’s failure to comply with Section 7(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Subordinated Debt” shall mean all Subordinated Debt, if any, existing as of the Effective Date, as set forth on Schedule 6 to the Pricing Letter.

“Expenses” shall mean those expenses incurred by Buyer or the Custodian in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees in the preparation of the Facility Documents; expenses for and on behalf of Buyer in connection with an Event of Default (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable and documented fees and expenses of counsel (including, if an Event of Default shall have occurred and be continuing, the costs of internal counsel of Buyer)); and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Documents” shall mean this Agreement, the Pricing Letter, the Guaranty , the EverBank Warehouse Customer Guide, the Custodial Agreement, the Electronic Tracking Agreement, each Servicer Notice, if any, the Power of Attorney, and each Subordination Agreement, if any.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIA” shall have the meaning set forth in Section 31 hereof.

“FDICIA” shall have the meaning set forth in Section 31 hereof.

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Certificate.

“FHA Mortgage Insurance Certificate” shall mean the certificate evidencing the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” shall mean Fair Isaac Corporation, or any successor thereto.

“Fidelity Insurance” shall mean, collectively, whether or not provided in the same policy or policies, insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to the Buyer.

“Fidelity Insurance Requirement” shall have the meaning specified in the Pricing Letter.

“Financial Condition Covenants” shall mean each of the covenants set forth in Section 3 of the Pricing Letter.

“Financial Reporting Party” shall have the meaning specified in the Pricing Letter.

“Financial Statements” shall mean the consolidated financial statements of the Financial Reporting Party prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by an Approved CPA.

“Fitch” shall mean Fitch Ratings, Inc., or any successor thereto.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” shall mean the Government National Mortgage Association, or any successor thereto.

“GLB Act” shall have the meaning set forth in Section 30 hereof.

“Government Mortgage Loan” shall mean a Mortgage Loan that is (a) eligible for FHA mortgage insurance and is so insured, is subject to, or an application has been or will be submitted for, a binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, and is originated in strict compliance with the requirements of Ginnie Mae and is eligible for inclusion in a Ginnie Mae mortgage-backed security pool; or (b) eligible to be guaranteed by the VA and is so guaranteed, is subject to, or an application has been or will be submitted for, a binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, and is otherwise eligible for inclusion in a Ginnie Mae mortgage-backed security pool.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, the Appropriate Federal Banking Agency, any taxing authority and any supra-national bodies such as the European Union or the European Central Bank), any self-regulatory organizations with appropriate jurisdiction, any government sponsored enterprise (including, without limitation, Fannie Mae or Freddie Mac), any government corporation (including, without limitation, Ginnie Mae, the Federal Deposit Insurance Corporation or the Federal Home Loan Banks) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall have the meaning specified in the Pricing Letter.

“Guaranty” shall mean that certain Guaranty made by Guarantor in favor of Buyer, dated as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Haircut Account” shall mean the account established pursuant to Section 9(e) hereof.

“Haircut Amount” shall mean, with respect to an Eligible Mortgage Loan proposed for a Transaction hereunder, the difference, if any, between (a) the amount required by Buyer to release its Lien therein less (b) the related Purchase for such Purchased Mortgage Loan.

“Hedge Agreement” shall mean, with respect to any Mortgage Loans, any short sale of a United States Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal or notional interest obligations, either generally or under specific contingencies, entered into by Seller with a party and with terms as determined by Seller.

“High Cost Mortgage Loan” shall mean a mortgage loan classified as (a) a “high cost” or “higher priced” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“HUD” shall mean the Department of Housing and Urban Development.

“Inbound Account” shall mean the account established pursuant to Section 9(d) hereof.

“Income” shall mean, with respect to any Mortgage Loan at any time, any principal received thereon or in respect thereof, and all interest, dividends or other distributions received thereon and all proceeds thereof.

“Indebtedness” shall mean, with respect to any Person, total liabilities, as reported on that Person’s balance sheet, and calculated in accordance with GAAP.

“Indemnified Party” shall have the meaning set forth in Section 15(a) hereof.

“Initial Haircut Account Funded Amount” shall mean, with respect to any Purchased Mortgage Loan, the amount deposited by Seller into the Haircut Account on or prior to the related Purchase Date, which amount shall equal the Haircut Amount plus any Escrow Amount related to the Purchased Mortgage Loan.

“Insolvency Event” shall mean, for Seller:

(a) that such Responsible Officer, Person or any Affiliate shall discontinue or abandon operation of its business; or

(b) that a Responsible Officer of Seller or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Seller or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Requirements of Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Seller or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which is not dismissed within forty-five (45) days; or

(d) the commencement by such Seller or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirements of Law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such Requirements of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that Seller or any Affiliate shall become insolvent; or

(f) Seller or any Affiliate shall take any corporate action in furtherance of, or the action of which would result in, any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Litigation” means, as to a Person, any action, lawsuit, investigation, claim, proceeding, judgment, order, decree, or resolution pending or threatened against or affecting such Person or the business, operations, properties, or assets of such Person before, or by, any Governmental Authority.

“Litigation Threshold” shall mean $5,000,000 with respect to Seller or any of the Seller’s subsidiaries, and $75,000,000 with respect to Guarantor.

“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination.

“Margin Call” shall have the meaning specified in Section 4.

“Margin Deficit” shall have the meaning specified in Section 4.

“Margin Threshold” shall mean $100,000.

“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its commercially reasonable discretion and in the same manner it calculated Market Value for similarly situated counterparties in connection with mortgage loan warehouse facilities, provided, however, that the “Market Value” of any Mortgage Loan that is not an Eligible Mortgage Loan is zero.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition of a Seller Party, (b) the ability of a Seller Party to materially perform its obligations under any of the Facility Documents, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer under any of the Facility Documents, (e) subject to agreed extensions or waivers, the timely payment of any amounts payable under the Facility Documents, or (f) the Asset Value of the Purchased Mortgage Loans taken as a whole.

“Maximum Purchase Amount” shall mean $125,000,000.00.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Pennsylvania, or any successor thereto.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Reserve Amount” shall have the meaning set forth in the Pricing Letter.

“Monthly Financial Statement Date” shall have the meaning specified in the Pricing Letter.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, deed of trust, deed to secure debt, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares of the subject Co-op Corporation and in the tenant’s rights in the Proprietary Lease relating to such Co-op Shares.

“Mortgage File” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the EverBank Warehouse Customer Guide and the Custodial Agreement.

“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” shall mean any first lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage.

“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer via the EverBank Warehouse Electronic System and to Custodian as specified in the Custodial Agreement, which provides information (including, without limitation, the information required pursuant to the EverBank Warehouse Customer Guide) relating to the Purchased Mortgage Loans in a format required pursuant to the EverBank Warehouse Customer Guide.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment, or other Co-op Loan collateral, of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or Guaranteed the obligations of the obligor thereunder.

“MSR Appraised Value” means, as of any date of determination, the fair market value of Seller’s Servicing Rights at such time, calculated as a percentage (using the mid-point if expressed as a range) of the then unpaid principal balances of each category of Mortgage Loan then being serviced, as set forth in a Servicing Rights Appraisal. For the avoidance of doubt, in order to take into account changes in the unpaid principal balances of Mortgage Loans from the date of a particular appraisal to the date of any later determination of MSR Value, the applicable value percentage shall be applied to the then (updated) unpaid principal balance of Mortgage Loans then included in Seller’s capitalized Servicing Rights within each applicable category of Mortgage Loans of the date of such later determination of MSR Value.

“MSR Value” shall mean, as of any date of determination, the lesser of (a) Seller’s capitalized Servicing Rights at such time, and (b) as applicable, and with respect to the same Servicing Rights (i) the MSR Appraised Value, at such time, with respect to those Mortgage Loans then included in Seller’s capitalized Servicing Rights, or (ii) if the applicable Servicing Rights Appraisal has not been timely delivered to Buyer, such amount Buyer and Seller shall determine using means of valuation they agree upon as appropriate under the circumstances.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by Seller or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Account Funded Amount” shall mean, for each Purchased Mortgage Loan, the Initial Haircut Account Funded Amount minus the Haircut Amount withdrawn from the Haircut Account by Buyer plus all additional amounts received in the Haircut Account related to the applicable Purchased Mortgage Loan, including amounts on account of Repurchase Price (including, without duplication, Excess Proceeds) minus any Shortfall Proceeds withdrawn by Buyer on account of the applicable Purchased Mortgage Loan, minus all Warehouse Fees withdrawn by Buyer on account of the applicable Purchased Mortgage Loan minus any additional amounts withdrawn by Buyer as permitted under Section 9(e) or otherwise, and attributed (in the reasonable discretion of Buyer) to such Purchased Mortgage Loan.

“Net Income” shall mean, for any Person for any period, the net income of such Person determined in accordance with GAAP.

“Net Worth” shall mean, with respect to the Seller, any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Excluded Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Obligations” shall mean, as the context requires: (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or Expenses which are payable hereunder or under any of the Facility Documents; and (b) all obligations or amounts owed to Buyer under the Guaranty1.

“OFAC” shall have the meaning set forth in Section 11(aa) hereof.

“Other Connection Taxes” means, with respect to any Buyer, Taxes imposed as a result of a present or former connection between such Buyer and the jurisdiction imposing such Tax (other than connections arising from such Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Obligation or Facility Document).

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledge Instruments” shall mean the Assignment of Proprietary Lease and the stock power related to the Co-op Shares.

“Post-Default Rate” shall have the meaning specified in the Pricing Letter.

“Power of Attorney” shall mean a Power of Attorney substantially in the form of Exhibit B hereto.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Letter” shall mean that certain letter agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended from time to time.

“Pricing Rate” shall mean a rate per annum equal to the sum of (a) the SOFR Rate plus (b) the Pricing Spread.

[1]	Note to EB: clause (c) has been deleted with the understanding that this will be revisited in connection with future transactions.

“Pricing Spread” shall have the meaning specified in the Pricing Letter.

“Prohibited Person” shall have the meaning set forth in Section 11(aa) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” shall mean the lease of a Co-op Unit evidencing the possessory interest of the owner of the Co-op Shares in such Co-op Unit.

“Purchase Date” shall mean the date on which the full amount of the Purchase Price is transferred from Buyer to the Seller against the simultaneous transfer of the Purchased Mortgage Loans by Seller to Buyer or its designee.

“Purchase Price” shall have the meaning specified in the Pricing Letter.

“Purchase Price Percentage” shall have the meaning specified in the Pricing Letter.

“Purchased Mortgage Loan” shall mean each Mortgage Loan sold by Seller to Buyer in a Transaction, as reflected in the EverBank Warehouse Electronic System and as evidenced by the Daily Activity Report, prior to the time repurchased by Seller in accordance with the terms hereof.

“Purchaser Guidelines” shall mean the standards, procedures and guidelines of the Seller for acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Seller, as in effect from time to time, a copy of which shall have been provided to Buyer as required hereunder and such other guidelines as are identified and approved in writing by Buyer.

“Recognition Agreement” shall mean an agreement among a Co-op Corporation, a lender, and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, its Subservicer, or Buyer pursuant to this Agreement with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to a Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Register” shall have the meaning set forth in Section 19(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Repair Set Aside Account” shall mean funds held by Seller with respect to a Mortgage Loan necessary for disbursement after closing in order to pay for required repairs to the Mortgaged Property pursuant to the Requirements of Law, contractual obligations of either party (including those contained in this Agreement), or insurer requirements.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Mortgage Loans, or any particular Purchased Mortgage Loan, subject to a Transaction from Buyer, which shall be the earliest of (a) the date specified in the related Transaction Request, (b) the date specified pursuant to Section 3(d)(i), (c) a date no later than the applicable Aging Limit, (d) one (1) Business Day after such Purchased Mortgage Loan is no longer an Eligible Mortgage Loan, (e) the Termination Date, or (f) any date determined by application of the provisions of Sections 3(d) or 14.

“Repurchase Price” shall mean the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case as to any Purchased Mortgage Loan as the sum of (a) the Purchase Price for such Purchased Mortgage Loan as of the date of such determination, plus (b) any accrued and unpaid Price Differential with respect to such Purchased Mortgage Loan as of the date of such determination, plus (c) any other accrued and unpaid fees, expenses, indemnities, and other amounts then due and owing to Buyer with respect to such Purchased Mortgage Loan.

“Requirements of Law” means, as to any Person, (a) all requirements and prohibitions contained in the Certificate of Incorporation, Bylaws, Certificate of Formation, Operating Agreement or other organizational or governing documents of such Person, (b) any law, treaty, rule or regulation of any Governmental Authority, and (c) any final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

“Reserve Amount” shall mean all cash and other amounts on deposit in the Reserve Account.

“Responsible Officer” shall mean, as to Buyer and Seller, respectively, an officer or other authorized representative of such Person listed on Schedule 3 to the Pricing Letter, as such Schedule 3 may be amended from time to time.

“Restricted Cash” shall mean any amount of cash or Cash Equivalents of Seller that is contractually required to be set aside, segregated or otherwise reserved.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” shall have the meaning set forth in Section 32 hereof.

“Seller” is defined in the introductory paragraph of this Agreement and includes any permitted successor in interest thereto.

“Seller Party” shall mean each of Seller and Guarantor, and “Seller Parties” shall mean such parties collectively.

“Servicer Downgrade Event” means any debt, deposit, financial strength or any other financial, operational or performance rating for Seller or any Subservicer is downgraded one or more levels, resulting in a level below Average by S&P or RPS3- by Fitch, to the extent any such Persons are rated by such rating agencies.

“Servicer Notice” shall mean a notice acknowledged by each Subservicer, if any, substantially in the form of Exhibit A hereto.

“Servicing Agreement” shall have the meaning set forth in Section 16(c) hereof.

“Servicing Rights” shall mean the rights of any Person to administer, service or subservice Mortgage Loans, to collect Income thereon, or to possess related Records.

“Servicing Rights Appraisal” shall mean a written appraisal or evaluation by an Approved Servicing Appraiser evaluating the MSR Appraised Value of all of the Servicing Rights as of a date stated in the written report of such evaluation, each such evaluation and report to be made at Seller’s expense, to be addressed to Buyer and to be in form and substance acceptable to Buyer and Seller.

“Settlement Agent” shall mean, with respect to any Transaction, the entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the proceeds of the related Mortgage Loan are being disbursed.

“Shortfall Proceeds” shall mean the shortfall, if any, between the proceeds received in the Inbound Account with respect to a purchase or repurchase of a Purchased Mortgage Loan and the Repurchase Price for such Purchased Mortgage Loan.

“SIPA” shall have the meaning set forth in Section 32 hereof.

“SOFR Floor” shall have the meaning set forth in the Pricing Letter.

“SOFR Rate” shall mean, with respect to each day a Transaction is outstanding, the rate per annum equal to the greater of (a) Term SOFR as quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Buyer, for the purpose of displaying Term SOFR on such date (and if such date is not a Business Day, the SOFR Rate in effect on the Business Day immediately preceding such date), and (b) the SOFR Floor. Notwithstanding the foregoing, if (i) Term SOFR ceases to exist or be published by the Term SOFR Administrator (or any successor or substitute), (ii) there is a material disruption to Term SOFR, including but not limited to other lenders in the industry switching from Term SOFR to another interest rate, (iii) there is a change in the methodology of calculating Term SOFR or (iv) in the reasonable expectation of the Buyer, any of the events specified in clause (i), (ii) or (iii) will occur; then the rate for the applicable interest period will be determined by such alternate method designed to measure interest rates in a similar manner, as determined by the Buyer in a commercially reasonable manner consistent with the manner Buyer uses for similarly situated counterparties with similar assets. In order to account for the relationship of the replacement index to the original Term SOFR, such alternate method will incorporate any spread to any replacement index as is necessary to ensure that Seller and the Buyer are in a similar economic position as the original Term SOFR.

“State Agency Program Loan” shall have the meaning specified in the Pricing Letter.

“Subordinated Debt” means, Indebtedness of Seller (i) which is unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness is subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Buyer hereunder on terms and conditions approved in writing by Buyer. Subordinated Debt, if any, outstanding as of the Effective Date is as set forth on Schedule 6 to the Pricing Letter.

“Subordination Agreement” shall mean an agreement among Buyer, Seller, and all applicable third parties which satisfies the requirements of clause (iii) of the definition of “Subordinated Debt.”

“Subservicer” shall have the meaning set forth in Section 16(c) hereof, and includes the permitted successors and assigns of each such Person, including any Successor Servicer. The Subservicer, if any, on the Effective Date is identified on Schedule 5 to the Pricing Letter.

“Successor Servicer” shall have the meaning set forth in Section 16(h) hereof.

“Surplus Amount” shall have the meaning specified in the Pricing Letter.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Term SOFR” means the Term SOFR reference rate for a one-month tenor as administered by the Term SOFR Administrator and quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Buyer.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited or a successor administrator of the index selected by Buyer in its sole discretion.

“Termination Date” shall mean the earliest of (i) April 29, 2026, or (ii) such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

“Test Date” shall have the meaning specified in the Pricing Letter.

“Transaction” shall have the meaning specified in Section 1.

“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction, which shall be submitted electronically to Buyer through the EverBank Warehouse Electronic System in accordance with the EverBank Warehouse Customer Guide and to Custodian in accordance with the Custodial Agreement.

“Transaction Term Limitation” shall have the meaning specified in the Pricing Letter.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“USPAP Guidelines” shall mean the Uniform Standards of Professional Appraisal Practice, as approved by the Appraisal Standards Board of The Appraisal Foundation, as revised, interpreted and amended from time to time.

“VA” shall mean the Department of Veterans Affairs, or any successors thereto.

“Warehouse Fees” shall have the meaning specified in the Pricing Letter.

“Wet Delivery Deadline” shall have the meaning specified in the Pricing Letter.

“Wet File” shall mean, with respect to a Wet Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the EverBank Warehouse Customer Guide for Wet Mortgage Loans.

“Wet Mortgage Loan” shall mean an Eligible Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof and for which the Mortgage File has not been delivered to Custodian.

SECTION 3. INITIATION; TERMINATION

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be reasonably satisfactory to Buyer and its counsel in form and substance:

(i) The following Facility Documents, duly executed and delivered to Buyer:

(A) Agreement. This Agreement, duly executed by the parties thereto;

(B) Guaranty. The Guaranty duly executed by the Guarantor.

(C) Electronic Tracking Agreement. An Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto, in full force and effect, free of any modification, breach or waiver;

(D) Pricing Letter. The Pricing Letter, duly executed by the parties thereto in form and substance acceptable to Buyer;

(E) Custodial Agreement. The Custodial Agreement, duly executed by the parties hereto in form and substance acceptable to Buyer.

(E) Power of Attorney. The Power of Attorney, duly executed and acknowledged by Seller.

(ii) Organizational Documents. A certificate of corporate or other applicable entity existence of each Seller Party, a certified copy of the charter and a copy of the bylaws (or equivalent documents) of each Seller Party and of all corporate or other applicable authority documents for each such Seller Party with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by each such Seller Party from time to time in connection herewith.

(iii) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(iv) Incumbency Certificate. An incumbency certificate of the corporate secretary or assistant secretary of each Seller Party, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents.

(v) Reserved.

(vi) Security Interest. Evidence that all other actions necessary or, in the reasonable opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(vii) Insurance. Evidence that Seller has added endorsements for theft of warehouse lender money and collateral, while held by the Seller, naming Buyer as a lender loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.

(viii) Fees. Payment of any fees and other costs and expenses due on or before the initial Transaction to Buyer hereunder and to Custodian under the Custodial Agreement.

(ix) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in Section 3(a), Buyer may enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Due Diligence Review. Without limiting the generality of Section 17 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and each Seller Party.

(ii) No Default. No Default or Event of Default shall have occurred and be continuing under, and such Transaction is in compliance in all material respects with all applicable terms and conditions of, the Facility Documents.

(iii) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 11 hereof and Seller Parties in any other Facility Document to which they respectively are a party, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(iv) Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Amount.

(v) No Margin Deficit. Both immediately prior to, and after giving effect to, the requested Transaction, there shall be no Margin Deficit.

(vi) Transaction Request. Seller shall have delivered to Buyer, in accordance with the timeframes and in the manner set forth in the EverBank Warehouse Customer Guide, and to Custodian, in accordance with the timeframes and in the manner set forth in the Custodial Agreement, (a) a Transaction Request and (b) a Mortgage Loan Schedule with respect to all Mortgage Loans subject to the requested Transaction.

(vii) Delivery of Wet File and Mortgage File. Seller shall have delivered to Custodian, in accordance with the timeframes set forth in the Custodial Agreement, with respect to each Mortgage Loan subject to the requested Transaction (a) which is not a Wet Mortgage Loan, the Mortgage File with respect to each such Mortgage Loan and (b) with respect to each Wet Mortgage Loan, (1) the Wet File with respect to each such Mortgage Loan and (2) on or prior to the Wet Delivery Deadline, the Mortgage File.

(viii) Delivery of Trust Receipt. Custodian shall have delivered to Buyer, in accordance with the timeframes set forth in the Custodial Agreement, a Trust Receipt (accompanied by a Custodial Loan Transmission) with respect to each Mortgage Loan subject to the requested Transaction.

(ix) Fees and Expenses. Buyer shall have received all reasonable fees and documented expenses of counsel to Buyer as contemplated by Sections 9 and 15(b), which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder.

(x) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

(D) there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (i) and (x) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(c) Initiation.

(i) If Seller wishes to enter into a Transaction hereunder with Buyer, Seller shall deliver a Transaction Request to Buyer through the EverBank Warehouse Electronic System as specified in the EverBank Warehouse Customer Guide and to Custodian as specified in the Custodial Agreement prior to entering into any Transaction. Such Transaction Request shall include all information required by Buyer pursuant to the EverBank Warehouse Customer Guide and by Custodian pursuant to the Custodial Agreement. Following receipt of such request, Buyer may in its sole discretion agree to enter into such requested Transaction, in which case it will fund the Purchase Price therefor as contemplated in this Agreement. Buyer’s funding the Purchase Price of the Transaction, and Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction. Buyer shall confirm the terms of each Transaction on the EverBank Warehouse Electronic System, including information that sets forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the Transaction, (E) the applicable Purchase Price Percentages, and (F) additional terms or conditions not inconsistent with this Agreement; provided that Buyer’s failure to enter the information into the EverBank Warehouse Electronic System shall not affect the obligations of Seller with respect to such Transaction. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(ii) The information entered into the EverBank Warehouse Electronic System with respect to any Transaction, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than three (3) Business Days after the Purchase Date of the Transaction. An objection sent by Seller must state specifically that such writing is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than three (3) Business Days after the Purchase Date for the Transaction. Notwithstanding the foregoing, to the extent that Seller accepts funding of the Transaction, Seller shall be deemed to have consented to the terms of the Transaction as set forth in the EverBank Warehouse Electronic System. All Transactions entered into on any Business Day shall be reflected in the Daily Activity Report on such Business Day.

(iii) Except as otherwise provided in the definition of Termination Date, the Repurchase Date for each Transaction shall not be later than the Termination Date.

(iv) Subject to the terms and conditions of this Agreement, prior to the Termination Date, Seller may sell, repurchase and resell Eligible Mortgage Loans hereunder.

(v) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to Custodian (x) the Mortgage File pertaining to each Eligible Mortgage Loan (other than Wet Mortgage Loans) to be purchased by Buyer, and (y) the Wet File for each Wet Mortgage Loan to be purchased by Buyer.

(vi) Upon Buyer’s receipt of the Trust Receipt (accompanied by a Custodial Loan Transmission) in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available, as provided in Section 9(b).

(vii) In addition to the other payment and performance obligations of the Seller Parties under this Agreement and the other Facility Documents, in the event that Buyer transfers any amounts for the purchase of a Mortgage Loan as provided herein, Seller Parties, shall be fully, absolutely, and unconditionally obligated and liable to repay to Buyer the full amount thereof if (x) on the related scheduled Purchase Date such Mortgage Loan does not close, or (y) such Mortgage Loan otherwise fails to become a Purchased Mortgage Loan. Any amounts due pursuant to this Section 3(c)(vii) shall be payable on demand, and the unpaid amount thereof shall accrue interest at the Post-Default Rate from the date so transferred until paid in full.

(d) Repurchase.

(i) Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date. If Seller intends to make such a repurchase, Seller shall give written notice thereof to Buyer through the EverBank Warehouse Electronic System in accordance with the EverBank Warehouse Customer Guide, designating the Purchased Mortgage Loans to be repurchased and providing such other information required pursuant thereto. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans.

(ii) On the Repurchase Date, Seller’s repurchase of the subject Purchased Mortgage Loans will be effected by reassignment to Seller or its designee of such Purchased Mortgage Loans (including the related Servicing Rights and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the Obligations of, Seller) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan except as otherwise provided herein). Seller shall comply with all of the provisions of the EverBank Warehouse Customer Guide and the Custodial Agreement in order to effectuate a repurchase hereunder. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller’s expense on the Repurchase Date or such other date as agreed to by the parties. All repurchases effected on any Business Day shall be reflected in the Daily Activity Report for such Business Day.

SECTION 4. MARGIN AMOUNT MAINTENANCE

(a) Buyer shall determine the Asset Value of each Purchased Mortgage Loan at such intervals as determined by Buyer in its reasonable discretion with notice to Seller.

(b) If at any time the Asset Value of any Purchased Mortgage Loans subject to a Transaction is less than the Purchase Price and in excess of the Margin Threshold for such Transaction, or any applicable Concentration Limit has been exceeded (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash so that, as applicable, (i) the Asset Value of the Purchased Mortgage Loans will thereupon equal or exceed the Purchase Price for such Transaction, and (ii) no Concentration Limit will be exceeded.

(c) Notice delivered pursuant to Section 4(b) may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).

(d) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(e) Any cash transferred to Buyer pursuant to Section 4(b) above may be either credited to the Repurchase Price of the related Transactions, or, at Buyer’s option, may be placed in the Reserve Account until such time that Buyer determines, in its sole discretion, that the Margin Deficit has been eliminated, and following elimination of the Margin Deficit Buyer shall deposit the remaining portion of the cash transfer in excess of the Minimum Reserve Amount, if any, into the Haircut Account.”

SECTION 5. COLLECTIONS; INCOME PAYMENTS

(a) All Income, and all rights to Income, of, on, or otherwise with respect to all Purchased Mortgage Loans is the sole and exclusive property of Buyer as the owner thereof, pending repurchase on the related Repurchase Date. Notwithstanding the foregoing, and provided no Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive, solely from such Income, an amount equal to all Income received in respect of each Purchased Mortgage Loan; provided, however, that any Income received by or on behalf of Seller while the related Transaction is outstanding shall be deemed held by Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date.

(b) In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall remit to Buyer, by wire transfer in accordance with wire transfer instructions previously given to Seller by Buyer, all Income received with respect to each Purchased Mortgage Loan to be applied to the Obligations in Buyer’s sole discretion.

(c) All amounts required to be paid or remitted by Seller to Buyer in this Section 5 which are not made when due shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Post-Default Rate or the maximum rate of interest permitted by law. If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Post-Default Rate.

SECTION 6. REQUIREMENTS OF LAW

(a) If any Requirements of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Taxes (other than (A) Non-Excluded Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the SOFR Rate hereunder; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to materially increase the cost to Buyer, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such reasonable additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such material increased cost or reduced amount receivable.

(b) If Buyer shall have determined, in good faith, that the adoption of or any change in any Requirements of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of materially reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy), then from time to time, Seller shall, at its option, either (1) promptly repurchase all Purchased Mortgage Loans then subject to a Transaction or (2) promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable; provided that in making a determination of increased cost pursuant to this Section 6(b), Buyer shall treat Seller in substantially the same manner Buyer treats similarly situated counterparties for similar collateral; provided, further, that Seller shall not be responsible for any amounts under this Section 6(b) if such increased costs or reduced amount receivables are incurred by Buyer prior to the date that is one hundred eighty (180) days prior to Buyer’s notice to a Responsible Officer of Seller of such costs..

(c) If Buyer becomes entitled to claim any additional reasonable amounts pursuant to this Section, it shall promptly provide Seller with a certification of the event by reason of which it has become so entitled.

SECTION 7. TAXES

(a) Any and all payments made by or on account of Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to Tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by any applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, then Seller shall be entitled to make all such deductions and withholdings and Seller shall timely pay the full amount deducted or withheld in respect of such Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirements of Law, and if such Tax is a Non-Excluded Tax, then the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7), Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of such Non-Excluded Taxes.

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 7) and any reasonable expenses arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Seller by Buyer, shall be conclusive absent manifest error.

(d) Within thirty (30) days after the date of any payment of Taxes in accordance with this Section 7, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person, or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN or U.S. Internal Revenue Form W-8BEN-E in which Buyer claims the benefits of a tax treaty with the United States, if applicable, providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and, if applicable, a certificate substantially in the form of Exhibit C (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN-E (or any successor forms thereto) and, if applicable, a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) if applicable, a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) if applicable, a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

(viii) if a payment made to a Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to the Seller at the time or times prescribed by applicable law and at such time or times reasonably requested by the Seller such documentation prescribed by Requirements of Law (including as prescribed by Section

1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller in writing of its legal inability to do so.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7 (including by the payment of additional amounts pursuant to this Section 7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

SECTION 8. SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a) Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights, title, and interests in, to, and under the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule or as to which Buyer otherwise pays the Purchase Price as provided herein, including the related Mortgage File and Servicing Rights and all Income therefrom. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and, in any event, as security for the performance by Seller of its Obligations, Seller hereby pledges to Buyer and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of the Seller’s right, title, and interest in, to, and under the following, in all instances whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”):

(i) the Purchased Mortgage Loans;

(ii) the Mortgage File and Records related to the Purchased Mortgage Loans;

(iii) all Servicing Rights related to the Purchased Mortgage Loans;

(iv) the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Mortgage Loans);

(v) any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property;

(vi) [reserved];

(vii) any Closing Protection Letter relating to any Purchased Mortgage Loan;

(viii) all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance or hazard insurance;

(ix) all Income relating to any Purchased Mortgage Loan;

(x) the Inbound Account;

(xi) the Haircut Account;

(xii) [reserved];

(xiii) any other contract rights, accounts, deposit accounts (including any interest of Seller in escrow accounts), payments, rights to payment (including payments of interest or finance charges), and general intangibles to the extent that any of the foregoing relates to any Purchased Mortgage Loan,

(xiv) any other assets to the extent relating to the Purchased Mortgage Loans (including, without limitation, any other deposit accounts) or any interest in the Purchased Mortgage Loans;

(xv) any and all replacements or substitutions for, proceeds (including the related securitization proceeds) of, and distributions on or with respect to any of the foregoing related to the Purchased Mortgage Loans;

(xvi) [reserved];

(xvii) the Reserve Amount and the Reserve Account; and

(xviii) any other property, rights, title or interests as are specified on a Mortgage Loan Schedule and/or Transaction Request and/or in the EverBank Warehouse Electronic System to the extent related to the Purchased Mortgage Loans.

Seller acknowledges that it has no rights to service the Purchased Mortgage Loans prior to the time repurchased by Seller. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created prior to the time repurchased by Seller. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets and the Servicing Rights as Buyer, at its option, may deem appropriate, without the signature of Seller thereon. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

(b) Buyer’s Appointment as Attorney in Fact. Seller shall execute and deliver a Power of Attorney on the date hereof substantially similar to the one attached hereto as Exhibit B.

Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Upon an Event of Default, Buyer shall be entitled to all remedies available to a secured creditor under the Uniform Commercial Code and shall have the right to apply the Repurchase Assets or any proceeds therefrom to all Obligations.

SECTION 9. PAYMENT, TRANSFER; ACCOUNTS AND CUSTODY

(a) Transfer of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at the account maintained and indicated by Buyer not later than 5:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the Seller. With respect to the Purchased Mortgage Loans being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all of the right, title and interest of Seller in and to the Purchased Mortgage Loans, including the related Mortgage File and Servicing Rights and all Income thereon, and all right, title, and interest of Seller in and to the proceeds of any related Repurchase Assets. Buyer may confirm that the Initial Haircut Account Funded Amount has been deposited into the Haircut Account prior to its remittance of any amounts in accordance herewith. Subject to Buyer’s verification of necessary cleared funds in the Haircut Account, Buyer shall remit to the Seller the full amount of the outstanding principal balance of such Purchased Mortgage Loan and shall withdraw and retain from the Haircut Account, the Haircut Amount.

(c) Reserve Account. Seller shall establish and maintain a Reserve Account identified in the Pricing Letter, in the form of a deposit account. Buyer shall have exclusive withdrawal rights from such Reserve Account. The Reserve Account shall be established with Buyer. On or prior to the initial Purchase Date, Seller shall deposit an amount equal to the Minimum Reserve Amount. Funds deposited in the Reserve Account may be transferred as set forth herein. Any interest or other earnings on the investment of funds held in the Reserve Account shall be deposited in the Reserve Account, subject to withdrawal pursuant hereto. The Reserve Amount shall be held as cash margin and collateral for all Obligations under this Agreement. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the Reserve Amount to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.

(d) Inbound Account. Seller shall establish and maintain an Inbound Account identified in the Pricing Letter, in the form of a deposit account. The Inbound Account shall be established with Buyer. Buyer shall have exclusive withdrawal rights from such Inbound Account. Funds deposited in the Inbound Account may be transferred as set forth herein. Any interest or other earnings on the investment of funds held in the Inbound Account shall be deposited in the Inbound Account, subject to withdrawal pursuant hereto. All amounts on deposit in the Inbound Account shall be held as cash margin and collateral for all Obligations under this Agreement (such amount, to the extent not applied to Obligations under the Agreement, the “Repurchase Proceeds”). Seller shall be required to comply with all requirements in connection with any repurchase and remittance into the Inbound Account. Upon receipt of any Repurchase Proceeds in the Inbound Account, Buyer shall apply such Repurchase Proceeds to the Repurchase Price for the related Purchased Mortgage Loans. Any Repurchase Proceeds in excess of the Repurchase Price for the related Purchased Mortgage Loans shall be remitted to the Haircut Account, for application as contemplated pursuant to Section 9(e). Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the Repurchase Proceeds to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.

(e) Haircut Account. Seller shall establish and maintain a Haircut Account identified in the Pricing Letter, in the form of a deposit account. The Haircut Account shall be established with Buyer . Buyer shall have exclusive withdrawal rights from such Haircut Account and Buyer is hereby authorized and instructed by Seller to withdraw from the Haircut Account any and all amounts contemplated herein. Any interest or other earnings on the investment of funds held in the Haircut Account shall be deposited in the Haircut Account, subject to withdrawal pursuant hereto. On each Purchase Date, Seller shall deposit the Initial Haircut Account Funded Amount into the Haircut Account. Upon purchase by Buyer of the related Purchased Mortgage Loan, Buyer shall withdraw from the Haircut Account the Haircut Amount to reimburse itself for the difference between the actual amount remitted by Buyer on the Purchase Date on account of the Purchased Mortgage Loan and the Purchase Price for such Purchased Mortgage Loan. Upon repurchase by Seller of any Purchased Mortgage Loan, if there remain on deposit in the Inbound Account Excess Proceeds with respect to such Mortgage Loan, then Buyer shall withdraw the Excess Proceeds from the Haircut Account and such Excess Proceeds shall be added to the Net Account Funded Amount for such Mortgage Loan. Upon repurchase by Seller of any Purchased Mortgage Loan, if there exists in the Inbound Account Shortfall Proceeds with respect to such Mortgage Loan, then Buyer may withdraw from the Haircut Account the amount of any Shortfall Proceeds and such amount shall be deducted from the Net Account Funded Amount. In addition to the foregoing, Buyer shall be entitled to deduct and withdraw from the Haircut Account all Warehouse Fees. To the extent that, following application of all deposits and withdrawals as contemplated herein with respect to a Purchased Mortgage Loan that is repurchased by Seller, (i) the Net Account Funded Amount for any such Mortgage Loan is a positive number, then such Net Account Funded Amount for such Mortgage Loan shall, subject to this section, be available for remittance to Seller upon written request therefor; and (ii) the Net Account Funded Amount for any such repurchased Mortgage Loan is a negative number, then Seller shall promptly remit to Buyer the amount of such Net Account Funded Amount for such Mortgage Loan. Without limiting the foregoing, to the extent that the Net Account Funded Amount for any repurchased Mortgage Loan is a negative number, Buyer shall be entitled to withdraw, retain and apply any amounts on deposit in the Haircut Account up to the amount of such negative Net Account Funded Amount. To the extent that the aggregate Net Account Funded Amounts (net of any amounts withdrawn as contemplated herein) for all repurchased Mortgage Loans exceeds the Surplus Amount, then Seller may, no more than once per Business Day, deliver a written request prior to 4:00 p.m. (New York Time) for Buyer to remit any amount in excess of the Surplus Amount to Seller. To the extent that there exists no Default, Buyer shall, upon receipt of such written request, remit any such amount in excess of the Surplus Amount to Seller. Any interest or other earnings on the investment of funds deposited in the Haircut Account shall be deposited in the Haircut Account, subject to withdrawal pursuant hereto. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the amounts on deposit in the Haircut Account to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller...

(f) Fees. Seller shall pay in immediately available funds to Buyer and Custodian all reasonable fees, including without limitation, the Warehouse Fees, as and when required hereunder and under the Custodial Agreement. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Without limiting the generality of the foregoing or any other provision of this Agreement, Buyer may withdraw and retain from the Haircut Account any Warehouse Fees due and owing to Buyer.

SECTION 10. DELIVERY OF DOCUMENTS

(a) Custody of Mortgage Files. In connection with the sale, transfer, conveyance and assignment of Purchased Mortgage Loans, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Custodian, as custodian for Buyer, the Mortgage File or Wet File, as applicable for the related Purchased Mortgage Loans.

Seller shall be solely responsible for providing each and every document required for each Mortgage File to Custodian in a timely manner and for completing or correcting any missing, incomplete or inconsistent documents, and neither Custodian nor Buyer shall be responsible or liable for taking any such action, causing Seller or any other person or entity to do so or notifying any Person that any such action has or has not been taken.

(b) Release of Mortgage Files. From time to time as appropriate for the sale or repurchase of any of the Purchased Mortgage Loans, provided that no Default or Event of Default shall have occurred and be continuing, Buyer shall, upon receipt of a request for release through the EverBank Warehouse Electronic System and compliance with the requirements of the EverBank Warehouse Customer Guide and the Custodial Agreement, release or cause Custodian to release to Seller the related Mortgage File or the documents of the related Mortgage File set forth in such request for release. All Mortgage Files or documents from Mortgage Files so released to Seller shall be held by Seller in trust for the benefit of Buyer.

In connection with the payment in full, sale or repurchase of any Mortgage Loan, and upon receipt by Buyer of such information through the EverBank Warehouse Electronic System, and subject to Buyer receiving all amounts due on account of the Repurchase Price hereunder, and there existing no Default or Event of Default, Buyer shall promptly release or cause the Custodian to release the related Mortgage File to Seller.

[Reserved].

(c) Written Instructions as to the method of shipment and shipper(s) that Custodian is directed to utilize in connection with transmission of Mortgage Files shall be delivered by Seller to Custodian and Buyer as required by the Custodial Agreement.

SECTION 11. REPRESENTATIONS

As to representations and warranties concerning Seller, Seller represents and warrants to Buyer that such representations and warranties are in full force and effect as of the date of this Agreement through and until the date on which all Obligations of Seller under this Agreement are fully satisfied. As to representation and warranties concerning Purchased Mortgage Loans, Seller represents and warrants to Buyer that such representations and warranties are in full force and effect as of the Purchase Date through and until the Repurchase Date.

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation based on or arising from the sale of Purchased Mortgage Loans by Seller to Buyer pursuant to this Agreement. The foregoing representation and warranty does not relate to third party mortgage brokers to whom compensation may be payable by Seller for the origination of a Purchased Mortgage Loan, such payments being the sole responsibility of Seller.

(c) Financial Statements. Each Financial Reporting Party has furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended the Annual Financial Statement Date and the related consolidated statements of income and retained earnings and of cash flows for the Financial Reporting Party and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of an Approved CPA and Seller has furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for each of the monthly period(s) of the Seller up until Monthly Financial Statement Date, and each Financial Reporting Party has furnished a copy of the related consolidated statements of income and retained earnings and of cash flows for the Financial Reporting Party and its consolidated Subsidiaries for such monthly period(s) for the Seller and such quarterly periods for the Guarantor, setting forth in each case in comparative form the figures for the previous year. All such Financial Statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Financial Reporting Party and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly or quarterly periods, as applicable, all in accordance with GAAP applied on a consistent basis. Since the Annual Financial Statement Date until the Effective Date, there has been no material adverse change in the consolidated business, operations or financial condition of any Financial Reporting Party and its consolidated Subsidiaries taken as a whole from that set forth in said Financial Statements nor is any Financial Reporting Party aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. The Financial Reporting Party does not have, on the Annual Financial Statement Date, any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Financial Reporting Party except as heretofore disclosed to Buyer in writing.

(d) Organization, Etc. Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (iv) has full power and authority to execute, deliver and perform its obligations under the Facility Documents. Schedule 4 to the Pricing Letter lists all holders of stock of and other equity interests in Seller which is not an individual, and the amounts and types of shares held by each of them. Except as set forth on Schedule 4 to the Pricing Letter, there are no agreements of any kind relating to the issuance of any shares of Seller which is not an individual or trust, or any convertible or exchangeable securities or any options, warrants or other rights relating to the stock of or other equity interests in any such Seller.

(e) Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Seller of its obligations under, the Facility Documents (a) are within Seller’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of any applicable Requirements of Law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority that Seller is subject to, or its organizational documents (except where any non-compliance would not result in a Material Adverse Effect), (d) do not violate any indenture, agreement, document or instrument to which Seller is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility Document, result in the creation or imposition of any Lien upon any of the property or assets of Seller pursuant to, any such indenture, agreement, document or instrument. Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Facility Documents to which it is a party. With respect to any and all Records or Electronic Records submitted or transmitted to Buyer in connection with a Transaction hereunder, including, but not limited to, fax copies of Records or Electronic Records, Seller represents and warrants that any party who submitted or transmitted Records or Electronic Records or who submitted or transmitted Records or Electronic Records containing Seller’s signature or Seller’s Electronic Signature was authorized to do so.

(f) Litigation. Except as described in Schedule 7 to the Pricing Letter, there is no Litigation affecting either Seller Party or affecting any of the Repurchase Assets or any of the other properties of Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations or (v) relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

(g) Purchased Mortgage Loans.

The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(h) Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Seller to Buyer. Seller’s jurisdiction of organization is as set forth in the Pricing Letter. On the Effective Date, Seller’s chief executive office is located at:

Radian Mortgage Capital LLC

1700 N. Lincoln St., Suite 2500

Denver, CO 80203

(i) Location of Books and Records. The Seller’s books and records, including electronic related to the Repurchase Assets are accessible at its chief executive office.

(j) Enforceability. This Agreement and all of the other Facility Documents respectively executed and delivered by a Seller Party in connection herewith are legal, valid and binding obligations of such Seller Party and are enforceable against each Seller Party in accordance with their terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirements of Law affecting creditors’ rights generally, and (ii) general principles of equity.

(k) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in the Facility Documents to which it is a party.

(l) No Default. No Default or Event of Default has occurred and is continuing.

(m) No Adverse Selection. Seller has selected the Purchased Mortgage Loans in a manner consistent with which it selects mortgage loans (which mortgage loans meet the credit requirements set forth in this Agreement) for inclusion on similar mortgage loan warehouse facilities with similarly situated lenders.

(n) Debt for Borrowed Money. All credit facilities, repurchase facilities or substantially similar facilities or other debt for borrowed money of Seller (the “Debt for Borrowed Money Arrangements”) which are presently in effect and/or outstanding are listed on Schedule 2 to the Pricing Letter (or listed in a compliance certificate provided in the form of Exhibit A to the Pricing Letter if entered into after the Effective Date) and events of default exist thereunder.

(o) Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of each Seller Party to Buyer in connection with the negotiation, preparation, delivery or performance of this Agreement or the other Facility Documents when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to a Seller Party, after due inquiry, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, Financial Statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(p) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(q) Investment Company. No Seller Party is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(s) ERISA.

(i) Except as would not otherwise result in a Material Adverse Effect, no Event of ERISA Termination has occurred or exists with respect to any Plan or Multiemployer Plan.

(ii) Each Plan is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iii) Neither Seller nor any ERISA Affiliate has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502 of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(t) Taxes. Seller has timely filed all tax returns that are required to be filed by it and has timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

(u) No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer or Custodian as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(v) Plan Assets. Seller is not an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s hands and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(w) Agency and Governmental Authority Approvals. Seller is approved by those Agencies and Governmental Authorities set forth on Schedule 8 to the Pricing Letter for the origination, sale, and/or servicing of Mortgage Loans as set forth on Schedule 8 to the Pricing Letter. In each such case, Seller is in good standing, with no event having occurred including, without limitation, a change in insurance coverage, which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or Governmental Authority.

(x) Ability to Service Mortgage Loans; Servicing Agreements. Seller and/or Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary (including by way of subservicing arrangements and other vendor contracts) for the sound servicing of mortgage loans of the same types as may from time to time constitute Purchased Mortgage Loans and in accordance with Accepted Servicing Practices. Seller is not a party to any servicing agreements with respect to any of its Mortgage Loans except as set forth on Schedule 5 to the Pricing Letter. Except as set forth on Schedule 5 of the Pricing Letter, no Purchased Mortgage Loans will be subject to any other servicing agreements.

(y) Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(z) No Prohibited Persons. Neither Seller Party nor its officers or directors is an entity or person (or to such Seller Party’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(aa) Hedging. Seller has established a formal hedging policy and program, which is managed by an Approved Hedging Manager.

(bb) Subordinated Debt. If Seller has any Subordinated Debt, Seller has provided Buyer with true and complete copies of all documents evidencing such Subordinated Debt.

SECTION 12. COVENANTS

On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, Seller covenants as follows:

(a) Preservation of Existence; Compliance with Law. Seller shall:

(i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii) Comply with the requirements of all applicable Requirements of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), unless any such non-compliance would not result in losses to the Seller greater than $5,000,000 in the aggregate;

(iii) Maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and conduct its business strictly in accordance with applicable Requirements of Law, except for any non-compliance that would not result in a Material Adverse Effect;

(iv) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(v) Permit representatives of Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer, subject to the provisions set forth in Section 17 hereof.

(b) Taxes. Seller shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Material Adverse Effect. Seller shall give notice to Buyer of any of the following within the specified time:

(i) Within one (1) Business Day after a Responsible Officer of Seller has any knowledge of:

(A) the occurrence of any Default or Event of Default;

(B) any (x) default or event of default under any Indebtedness of a Seller, (y) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against a Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, or (z) Material Adverse Effect with respect to any Seller Party;

(C) any litigation or proceeding that is pending or threatened (x) against Seller in which the amount involved exceeds the Litigation Threshold, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (y) in connection with the Repurchase Assets taken as a whole, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or

(D) any Lien or security interest (other than security interests created hereby or under any other Facility Document or, as to a Mortgage Loan, the lender’s security interest therein) on, or claim asserted against, any of the Repurchase Assets.

(ii) As soon as reasonably possible, but no later than three (3) Business Day after Seller has knowledge of any of the same, notice of any of the following events:

(A) a material adverse change in the insurance coverage of Seller, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller;

(C) the termination or nonrenewal of any debt facilities of Seller which have a maximum principal amount (or equivalent) available of more than $100,000,000;

(D) any (x) Change in Control or any change in direct or indirect ownership or controlling interest of the direct or indirect owners of Seller that is not an individual or a trust, or (y) person obtaining a direct or indirect ownership interest (or right to obtain a direct or indirect ownership interest) of 10% or more in Seller that is not an individual or trust;

(E) any event, circumstance or condition that has resulted in a Material Adverse Effect; or

(F) any Purchased Mortgage Loan that has become a Defective Mortgage Loan, including that any applicable representations and warranties set forth on Schedule 1 hereto ceases to be materially true, correct, and complete in any material respect (and providing all applicable details thereof).

(iii) Promptly, but no later than five (5) Business Days after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person pursuant to, or in connection with, any of the Repurchase Assets.

(iv) Promptly, but no later than five (5) Business Days after Seller receives notice of the same, any Purchased Mortgage Loan submitted for inclusion into an Agency security and rejected by that Agency for inclusion in such Agency security.

(d) Financial Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and furnish, or cause to be furnished, to Buyer:

(i) Year-End Financial Statements of Guarantor. Deliver within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; provided that all such financial statements shall be deemed delivered upon the publicly available filing of such financial statements;

(ii) Quarterly Financial Statements of Guarantor. Deliver within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year; provided that all such financial statements shall be deemed delivered upon the publicly available filing of such financial statements;

(iii) Year-End Financial Statements of Seller. Delivery within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheet of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; provided that all such financial statements shall be deemed delivered upon the publicly available filing of such financial statements

(iv) Monthly Statements of Seller. Delivery within thirty (30) days after the end of each calendar month, other than the last calendar month of Seller’s fiscal year, the unaudited balance sheets of Seller as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments. Such reports shall include, without limitation, in clearly delineated line items, the results of Seller’s hedging activities for the applicable period. Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i), (ii) and (iii) above, Seller shall deliver or cause to be delivered (x) a certificate in the form of Exhibit A to the Pricing Letter and certified by an executive officer of Financial Reporting Party and (y) when the end of the subject reporting period coincides with the end of a fiscal quarter, a Servicing Rights Appraisal. All Servicing Rights Appraisals shall be delivered to Buyer no later than thirty (30) days after the applicable “as of” date therefor. Buyer reserves the right to require at any time that Seller obtain and deliver current Servicing Rights Appraisals during the pendency of a Default or an Event of Default; and

(v) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of any Seller Party as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Seller shall permit Buyer to inspect and take all other actions permitted under Section 17 hereof.

(f) Reimbursement of Expenses. Seller shall promptly reimburse Buyer for all Expenses as the same are incurred by Buyer as required by Sections 15(b) and 17 hereof.

(g) Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable Requirements of Law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereby. Seller shall do all things reasonably necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply in all material respects with all applicable Requirements of Law. Seller will not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document and Seller shall perform or cause to be performed in all material respects when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of any Seller Party or any of its officers furnished to Buyer hereunder and during Buyer’s diligence of Seller Parties will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements, information and reports delivered by a Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP.

(i) ERISA Events.

(i) As soon as administratively feasible upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of the ERISA Liability Threshold, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(ii) As soon as administratively feasible upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving withdrawal liability in excess of the ERISA Liability Threshold; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed, and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. The Seller shall cause the Financial Reporting Party to comply with the Financial Condition Covenants.

(k) Hedging. Seller shall at all times maintain, implement, and adhere to a formal hedging policy and program, having terms that are customary and reasonable in accordance with mortgage industry, using appropriate Hedge Agreements, covering all of Seller’s Mortgage Loans, which is managed by an Approved Hedging Manager. Seller shall hedge all of its Mortgage Loans in accordance with Seller’s hedging policies. Seller shall review its hedging policies periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller’s business objectives. In the event Seller makes any material amendment or material modification to its hedging policies, Seller shall promptly notify Buyer of such amendment or modification, and within thirty (30) days after such amendment or modification shall deliver to Buyer a complete copy of the amended or modified hedging policies. Additionally, Buyer may in its reasonable discretion request a current copy of its hedging policies at any time. By Wednesday of each week, Seller shall furnish Buyer with a hedging report as of the end of the immediately preceding week, to be in such form and to contain such information as shall be specified from time to time by Buyer, including, without limitation, Seller’s then locked pipeline, notional hedge positions, and historical pull-throughs.

(l) No Adverse Selection. Seller shall select the Purchased Mortgage Loans in a manner consistent with which it selects mortgage loans (which mortgage loans meet the credit requirements set forth in this Agreement) for inclusion on similar mortgage loan warehouse facilities with similarly situated lenders.

(m) Servicer Approval. Seller shall not cause or permit the Purchased Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller and any Subservicer identified on Schedule 5 to the Pricing Letter (subject to revocation of such approval as provided in this Agreement) with the execution of this Agreement.

(n) Insurance. Seller shall maintain Fidelity Insurance in an aggregate amount at least equal to the Fidelity Insurance Requirement. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Buyer of any material adverse change in the terms of any such Fidelity Insurance.

(o) Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

(p) Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(q) Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

(r) Limitation on Dividends and Distributions. Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller or for the payment of Subordinated Debt, whether or now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller at any time (i) following the occurrence and during the continuation of a Default or an Event of Default, (ii) in violation of any applicable Subordination Agreement, or (iii) if, on a pro forma basis giving effect thereto, a Default or Event of Default would then exist or result therefrom.

(s) Disposition of Assets; Liens. Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Mortgage Loans to be sold, pledged, assigned or transferred other than as contemplated hereby or in connection with a transaction that will provide proceeds to pay the Repurchase Price related to the applicable Purchased Mortgage Loans.

(t) Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of Seller’s business, and (iii) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(u) ERISA Matters.

(i) Seller shall not permit any event or condition which is described in the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of the ERISA Liability Threshold.

(ii) Seller shall not be an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to any governmental plans within the meaning of Section 3(32) of ERISA.

(v) Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person. Seller shall not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 11(h), or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder.

(w) Purchaser Guidelines. Without the prior written consent of Buyer, Seller shall not materially deviate from any Non-Agency Purchaser Guidelines, as in effect from time to time, in connection with its origination of Purchased Mortgage Loans. Upon Buyer’s reasonable request, Seller will provide Buyer with Seller’s current Purchaser Guidelines.

(x) No Amendment or Compromise. Without Buyer’s prior written consent, Seller shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans, provided that a Purchased Mortgage Loan may be amended or modified if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded the Mortgaged Property securing the Mortgage Loan.

(y) Agency Approvals; Servicing. Seller shall maintain its status and approvals as set forth in Section 11(x), in each case in good standing (each such approval, an “Approval”). Should Seller, for any reason, cease to possess all such applicable Approvals to the extent necessary, or should notification to the relevant Agency or Governmental Authority be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Approvals at all times during the term of this Agreement and each outstanding Transaction.

(z) Sharing of Information. Seller hereby allows and consents to Buyer exchanging information related to Seller, its credit, and the Transactions hereunder with third party lenders or facility providers, provided that Buyer causes such lender or facility provider to maintain the confidentiality of such information to the same extent as Buyer is required to maintain confidentiality pursuant to Section 30, and Seller shall permit, and hereby authorizes, each third party lender or facility provider to share such information with Buyer.

(aa) [Reserved].

(bb) [Reserved].

(cc) MERS. Seller shall and shall cause each Subservicer to (i) be a member in good standing with MERS, and (ii) comply in all material respects with the rules and regulations of MERS in connection with all Purchased Mortgage Loans.

(dd) Minimum Reserve Amount. Seller shall at all times maintain the Minimum Reserve Amount in the Reserve Account or such other amount determined by Buyer at any time and from time to time. In the event Buyer makes any withdrawal from the Reserve Account or determines that a Margin Deficit or other deficiency exists, Buyer shall provide Seller notice of such withdrawal, Margin Deficit or deficiency, and Seller shall have one (1) Business Day following such notice to deposit sufficient funds in the Reserve Account to satisfy the Minimum Reserve Amount, Margin Deficit or other deficiency. Buyer shall have the right, but not the obligation, at any time and from time to time to transfer funds from the Inbound Account or the Haircut Account to the Reserve Account to maintain the Minimum Reserve Amount without notice to Seller.”

SECTION 13. EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 14, as applicable:

(a) Payment Default. Any Seller Party shall default in the payment of (A) any amount payable by it hereunder or under any other Facility Document (excluding amounts referenced in clause (b) subject to any applicable grace periods, including, without limitation, the failure to satisfy any Margin Call by the applicable Margin Deadline or (B) Expenses (and such failure to pay Expenses shall continue for more than three (3) Business Days) or (C) any other Obligations, when the same shall be due and payable, whether at the due date thereof, or by acceleration or otherwise (but after the applicable grace periods); or

(b) Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Facility Document, by a Seller Party or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of a Seller Party shall prove to have been untrue or misleading in any material respect as of the time made or furnished; provided, however, unless such breach is knowing and intentional, a breach of the representation or warranty set forth in Section 11(g)(i) shall result in the subject Mortgage Loan being a Defective Mortgage Loan and shall not in and of itself constitute an Event of Default; provided further however that the material breach of any Mortgage Loan representation or warranty set forth in this Agreement shall not in and of itself constitute an Event of Default but rather the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require Seller to repurchase, for the Repurchase Price, within one (1) Business Days after Seller’s receipt of notice of any such Mortgage Loan material breach; or

(c) Covenant Default. The failure of Seller to perform, comply with or observe and such failure to perform, comply or observe continues unremedied for a period of one (1) Business Day for any term, covenant or agreement applicable to Seller contained in any of Sections 12(a) (Preservation of Existence; Compliance with Law); 12(c)(i) (Notice of Proceedings and Adverse Change); 12(h) (True and Correct Information); 12(j) (Financial Condition Covenants); 12(l) (No Adverse Selection); 12(p) (Illegal Activities); 12(q) (Material Change in Business); 12(r) (Limitation on Dividends and Distributions); 12(s) (Disposition of Assets; Liens) 12(v) (Consolidations, Mergers and Sales of Assets); 12(y) (Agency Approvals; Servicing); or 12(dd) (Minimum Reserve Amount); or

(d) Additional Covenant Defaults. Seller shall fail to observe or perform any other Covenant contained in this Agreement (and not identified in clause (c) of Section 13), or any other Seller Party shall fail to observe any covenant or agreement contained in any other Facility Document to which such Seller Party is a party, and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied for a period of three (3) Business Days; or

(e) Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate shall be rendered against any Seller Party by one or more courts, administrative tribunals, or other bodies having jurisdiction over Seller and the same shall not be satisfied, discharged (or provision shall not be made for such discharge), or bonded, or a stay of execution thereof shall not be procured, within 31 days after the date of entry thereof, and Seller shall not, within said period of 31 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f) Cross Default. Any “event of default” or any other default which requires or results in the early repayment of obligations due by Seller under any agreement (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness in excess of $5,000,000 of Seller; or

(g) Insolvency Event. An Insolvency Event shall have occurred with respect to a Seller Party; or

(h) Enforceability. For any reason, any Facility Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its material obligations thereunder and any such event described in clause (h) shall continue for three (3) Business Days after written notice to the Seller; or

(i) [Reserved].

(j) [Reserved].

(k) ERISA. (i) An Event of ERISA Termination shall have occurred, that together with all other Events of ERISA Termination, if any, could reasonably be expected to have a Material Adverse Effect; or

(l) Change in Control. A Change in Control shall have occurred without the prior written consent of Buyer; or

(m) Going Concern. Seller’s audited Financial Statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Seller as a “going concern” or reference of similar import; or

(n) Defective Mortgage Loans. One or more Purchased Mortgage Loans shall be Defective Mortgage Loans and Seller fails to repurchase such Defective Mortgage Loans within two (2) Business Days of notice from Buyer; or

(o) Investigations. There shall occur the initiation of any investigation, audit, examination or review of Seller by an Agency or any Governmental Authority, relating to the origination, sale or servicing of Mortgage Loans by Seller or the business operations of Seller, with the exception of normally scheduled audits or examinations by Seller’s regulators, if Buyer reasonably believes in good faith that such investigation, audit, examination, or review is likely to result in a Material Adverse Effect; provided if such investigation, audit, examination or review has been remediated by Seller within forty five (45) Business Days, then it shall not be an Event of Default; or

(p) Fines and Penalties. Seller shall be subject to, or shall agree to pay, any civil, criminal or administrative fine, penalty, forfeiture, reimbursement or damages in an amount up to the Litigation Threshold to or through any Agency or Governmental Authority relating to any alleged violation of any Requirements of Law.

SECTION 14. REMEDIES

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of a Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of a Seller Party) give notice to Seller of the exercise of such option as promptly as practicable, provided however that such failure of Buyer to provide such notice shall not prejudice the rights of Buyer to exercise its rights in this Agreement.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder;

(B) to the extent permitted by applicable Requirements of Law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to

(y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section); and

(C) all Income actually received by Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Obligations owed by Seller Parties.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall reasonably request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Facility Documents.

(iv) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Mortgage Loans, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans and the Repurchase Assets shall be applied as determined by Buyer in its sole discretion.

(v) Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other Expenses incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all reasonable fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vi) Whether or not Buyer has exercised any one or more of its other rights and remedies, Buyer may, at its option, elect to increase the Pricing Rate to equal the Post-Default Rate.

(vii) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement with Seller or applicable Requirements of Law.

(b) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of non-judicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies except as set forth herein. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) To the extent permitted by applicable Requirements of Law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 14(d) shall be at a rate equal to the Post-Default Rate.

(e) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

SECTION 15. INDEMNIFICATION AND EXPENSES; RECOURSE

(a) Seller agrees to hold Buyer, its Affiliates, and its and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, reasonable and necessary costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document, any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold harmless such Indemnified Party from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any Obligation hereunder. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s reasonable costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including, without limitation, the reasonable and documented fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any amendment, supplement or modification to this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket Expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, all reasonable filing fees and all reasonable and documented fees, disbursements expenses of counsel to Buyer. Seller agrees to pay Buyer the reasonable out of pocket due diligence, inspection, testing and review Expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those reasonable out-of-pocket and expenses incurred by Buyer pursuant to Sections 15(a) and 17 hereof.

(c) The obligations of Seller from time to time to pay the Repurchase Price (including all Price Differential) and all other amounts due under this Agreement shall be full recourse obligations of Seller.

(d) The obligations of Seller under this Section 15 hereof shall survive the termination of this Agreement. This Section shall not apply with respect to Taxes arising out of the Obligations other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 16. SERVICING

(a) As a condition of purchasing a Mortgage Loan, Buyer may require Seller or its Servicer to service such Mortgage Loan as agent for Buyer for a term of thirty (30) days (the “Servicing Term”), which is renewable as provided in clause (d) below, on the following terms and conditions:

(b) Seller shall cause the Servicer to service and administer the Purchased Mortgage Loans on behalf of Buyer in accordance with Accepted Servicing Practices, and in accordance with all applicable requirements of the Agencies, Requirements of Law and the provisions of any applicable servicing agreement .

(c) If any Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or any of its Affiliates (a “Subservicer”), or if the servicing of any such Mortgage Loan is to be transferred to a Subservicer, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Purchased Mortgage Loan, which consent shall not be unreasonably withheld. For the avoidance of doubt, New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing and Nationstar Mortgage LLC d/b/a Mr. Cooper shall be considered approved servicers as of the Effective Date. The related servicer notice executed by such Subservicer (collectively, the “Servicer Notice”) shall be in form and substance acceptable to Buyer, and, notwithstanding the foregoing, Buyer expressly agrees that it approves and accepts all Servicer Notices and all Subservicers identified in the Pricing Letter. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly. Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that a Servicer Notice shall not be required with respect to any Purchased Mortgage Loan which Seller acquires from a third party and for which servicing of such Purchased Mortgage Loan has not yet been transferred to Seller’s Subservicer.

(d) Upon the later of (i) an Event of Default that is continuing, (ii) Buyer’s election to terminate Seller as servicer by Buyer pursuant to this Agreement, and (iii) the transfer of servicing to any Agency approved entity approved by Buyer and the assumption thereof by such entity, Seller shall deliver the physical and contractual master servicing of each Purchased Mortgage Loan, together with all of the related Records in its possession, to Buyer’s designee. Seller’s transfer of the Records and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).

(e) During the period Seller is servicing the Purchased Mortgage Loans as agent for Buyer, Seller agrees that as between Seller and Buyer, Buyer is the owner of the related Credit Files and Records and Seller shall at all times maintain and safeguard and cause any Subservicer to maintain and safeguard the Credit File for such Mortgage Loan (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its servicing of such Mortgage Loan; Seller’s possession of the Credit Files and Servicing Records being for the sole purpose of master servicing such Mortgage Loans and such retention and possession by Seller being in a custodial capacity only. Seller hereby grants Buyer a security interest in all servicing fees related to Purchased Mortgage Loans to secure the obligations of Seller and any Subservicer to service in conformity with this Section and any related Servicing Agreement until repurchase by Seller.

(f) At Buyer’s reasonable request, Seller shall promptly deliver to Buyer reports regarding the status of any Purchased Mortgage Loan being serviced by Seller, which reports shall include, but shall not be limited to, a description of any default thereunder or such other circumstances that could cause a material adverse effect on such Purchased Mortgage Loan, Buyer’s title to such Purchased Mortgage Loan or the collateral securing such Purchased Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller. Seller shall promptly notify Buyer if it becomes aware of any payment default that occurs under any Purchased Mortgage Loan (subject to applicable grace periods) or any default under any Servicing Agreement that would materially and adversely affect any Purchased Mortgage Loan subject thereto.

(g) Seller shall release its custody of the contents of any Credit File or Mortgage File related to any Purchased Mortgage Loan only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller’s servicing of such Mortgage Loan, or (iii) as required by Requirements of Law.

(h) In the event of a Default and if such Default is not cured within the applicable cure period, Buyer reserves the right to appoint a successor servicer at any time to service any Mortgage Loan (each a “Successor Servicer”) in its sole discretion. If Buyer elects to make such an appointment due to a Default or Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the Mortgage Loans to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Records held by Seller, together with all Income and other receipts relating to such Mortgage Loan, are promptly delivered to Successor Servicer, and shall otherwise reasonably cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost servicing income, lost profits or other damages if Buyer appoints a Successor Servicer hereunder.

(i) From the Purchase Date to the Repurchase Date, for the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Mortgage Loans provided that Seller shall continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder subject to retaining all related servicing income as compensation for its servicing obligations. As such, Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Buyer on a “servicing released” basis. Upon Seller’s repurchase of any Purchased Mortgage Loan pursuant hereto, Buyer’s transfer of such Mortgage Loan back to Seller shall likewise be on a “servicing released” basis.

SECTION 17. DUE DILIGENCE

Seller acknowledges that Buyer or any third party designated by Buyer (including Buyer’s regulators) has the right to perform continuing due diligence reviews with respect to the Purchased Mortgage Loans and Seller, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice unless an Event of Default shall have occurred, in which case no notice is required, Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine and inspect, and make copies and extracts of the Mortgage Files and, subject to Seller’s approval, make copies and extracts of any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting such Mortgage Files and such Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may re-underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such re-underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller or Custodian. Seller further agrees that, subject to the limits set forth in the Pricing Letter, Seller shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer and Custodian in connection with Buyer’s activities pursuant to this Section 17 (“Due Diligence Costs”) but subject to an annual cap of $10,000.00.

SECTION 18. ASSIGNABILITY

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided, however, that prior to an Event of Default, Buyer shall only be able to assign all or part of its portion of its rights and obligations under this Agreement and the Facility Documents to its Affiliate or, with the consent of Seller not to be unreasonably withheld, delayed or conditioned, to a third party. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller. Notwithstanding the foregoing, Seller shall be under no obligation to cooperate with a successor assigned in the event Buyer assigns all of its rights and obligations under this Agreement.

Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (x) Buyer’s obligations under this Agreement shall remain unchanged, (y) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (z) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7.

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in Agreements for similar syndicated repurchase facilities. Unless otherwise agreed to by Seller, Buyer shall pay all costs and expenses arising from or related to any assignment or participation.

SECTION 19. TRANSFER AND MAINTENANCE OF REGISTER

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 19, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 19 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 19(b) hereof.

(b) Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirements of Law.

SECTION 20. HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

As of the Purchase Date, beneficial title to all Purchased Mortgage Loans and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans to any Person, including without limitation, the Federal Home Loan Bank on or before the Repurchase Date, subject to a full release of any hypothecation and/or pledge on or before the Repurchase Date. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

SECTION 21. TAX AND ACCOUNTING TREATMENT

Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, and for accounting purposes, to treat each Obligation as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by applicable Requirements of Law or GAAP.

SECTION 22. SET-OFF

After a Material Adverse Effect or an Event of Default has occurred, in addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, to set-off and appropriate and apply against any Obligation from Seller to Buyer any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims or cash, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if a Default or an Event of Default has occurred.

SECTION 23. TERMINABILITY

Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default or Event of Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive.

SECTION 24. NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission unless otherwise stated) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given (a) when transmitted during business hours at the recipient’s place of business by email (if an email address for such purpose is provided for such Person), (b) when delivered, if delivered by hand (including by courier or overnight delivery service), or (c) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 25. USE OF THE EVERBANK WAREHOUSE ELECTRONIC SYSTEM AND OTHER ELECTRONIC MEDIA

Seller acknowledges and agrees that Buyer may require or permit certain transactions with Buyer be conducted electronically using Electronic Records and/or Electronic Signatures. Seller consents to the use of Electronic Records and/or Electronic Signatures whenever expressly required or permitted by Buyer and acknowledges and agrees that Seller shall be bound by its Electronic Signature and by the terms, conditions, requirements, information and/or instructions contained in any such Electronic Records.

Seller agrees to adopt as its Electronic Signature its user identification codes, passwords, personal identification numbers, access codes, a facsimile image of a written signature and/or other symbols or processes as provided or required by Buyer from time to time (as a group, any subgroup thereof or individually, hereinafter referred to as Seller’s Electronic Signature). Seller acknowledges that Buyer will rely on any and all Electronic Records and on Seller’s Electronic Signature transmitted or submitted to Buyer.

Buyer shall not be liable for the failure of either its or Seller’s internet service provider, or any other telecommunications company, telephone company, satellite company or cable company to timely, properly and accurately transmit any Electronic Record or fax copy, unless such failure is due to the Buyer’s gross negligence, bad faith or willful misconduct.

Before engaging in Electronic Transactions with Seller, Buyer may provide Seller, or require Seller to create, user identification codes, passwords, personal identification numbers and/or access codes, as applicable, to permit access to Buyer’s computer information processing system. Each Person permitted access to the EverBank Warehouse Electronic System must have a separate identification code and password. Seller shall be fully responsible for protecting and safeguarding any and all user identification codes, passwords, personal identification numbers and access codes provided or required by Buyer. Seller shall adopt and maintain security measures to prevent the loss, theft or unauthorized or improper disclosure or use of any and all user identification codes, passwords, personal identification numbers and/or access codes by Persons other than the individual Person who is authorized to use such information. Seller shall notify Buyer immediately in the event (a) of any loss, theft or unauthorized disclosure or use of any of the user identification codes, passwords, personal identification numbers and/or access codes or (b) Seller has any reason to believe there has been a breach of security or that its access to EverBank Warehouse Electronic System is no longer secure for any reason.

Seller understands and agrees that it shall be fully responsible for protecting and safeguarding its computer hardware and software from any and all (x) computer “viruses,” “time bombs,” “trojan horses” or other harmful computer information, commands, codes or programs that may cause or facilitate the destruction, corruption, malfunction or appropriation of, or damage or change to, any of Seller’s or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes and (y) computer “worms,” “trap doors” or other harmful computer information, commands, codes or programs that enable unauthorized access to Seller’s and/or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes.

Seller agrees that Buyer may, in its sole discretion and from time to time, without limiting Seller’s liability set forth herein, establish minimum security standards that Seller must, at a minimum, comply with in an effort to (aa) protect and safeguard any and all user identification codes, passwords, personal identification numbers and/or access codes from loss, theft or unauthorized disclosure or use; and (bb) prevent the infiltration and “infection” of Seller’s hardware and/or software by any and all computer “viruses,” “time bombs,” “trojan horses,” “worms,” “trapdoors” or other harmful computer codes or programs.

If Buyer, from time to time, establishes minimum security standards, Seller shall comply with such minimum security standards within the time period established by Buyer. Buyer shall have the right to confirm Seller’s compliance with any such minimum security standards. Seller’s compliance with such minimum security standards shall not relieve Seller from any of its liability set forth herein.

Whether or not Buyer establishes minimum security standards, Seller shall continue to be fully responsible for adopting and maintaining security measures that are consistent with the risks associated with conducting electronic transactions with Buyer. Seller’s failure to adopt and maintain appropriate security measures or to comply with any minimum security standards established by Buyer may result in, among other things, termination of Seller’s access to Buyer’s computer information processing systems.

Seller understands and agrees that certain elements or components of the EverBank Warehouse Electronic System may be provided by third party vendors, and hereby holds Buyer harmless from any liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Seller relating to or arising out of Seller’s use of the EverBank Warehouse Electronic System including, without limitation, the use or failure of any elements or components provided by third party vendors, unless such liabilities, losses, damages, judgments, costs and expenses are due to the Buyer’s gross negligence, bad faith or willful misconduct.

SECTION 26. ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT

This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller each acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Buyer and Seller acknowledge that they will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (a) to perform all of its obligations in respect of each Transaction hereunder, and that an uncured Default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (b) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transaction hereunder, (c) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted, and (d) to promptly provide notice to the other after any such set off or application.

SECTION 27. GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

SECTION 28. SUBMISSION TO JURISDICTION; WAIVERS

BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, TO ITS REGISTERED AGENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

(iv) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 29. NO WAIVERS, ETC.

No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

SECTION 30. CONFIDENTIALITY

Each of Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person (other than the Custodian) without the prior written consent of such other party, except to the extent that (a) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (b) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (c) in the event of an Event of Default, Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Warehouse Fees, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 30 shall survive the termination of this Agreement.

Notwithstanding anything in this Agreement to the contrary, Buyer and Seller shall each comply, in all material respects, with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Buyer and Seller each understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Buyer and Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of the other party hereto, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Buyer and Seller each shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, each party will provide the other party evidence reasonably satisfactory to allow the requesting party to confirm that the responding party has satisfied its obligations as required under this Section. Without limitation, this may include, to the extent permitted by applicable Requirements of Law and applicable contractual obligations, any party’s review of audits, summaries of test results, and other equivalent evaluations of the other party. Each party shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the other party provided directly to such party by the other party. Each party shall provide such notice to the other party by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section shall survive the termination of this Agreement.

SECTION 31. INTENT

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b) It is understood that either party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase agreement” and a “securities contract” as such terms are defined in FDIA and any rules, orders or policy statements thereunder.

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

SECTION 32. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

SECTION 33. AUTHORIZATIONS

Any of the persons whose signatures and titles appear on Schedule 3 to the Pricing Letter are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement.

SECTION 34. ACKNOWLEDGEMENT OF ANTI-PREDATORY LENDING POLICIES

Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

SECTION 35. MISCELLANEOUS

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Seller hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to Seller; and

(iii) no joint venture exists between Buyer and Seller.

(d) Documents Mutually Drafted. Seller and Buyer agree that this Agreement each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

(e) Amendments. This Agreement and each other Facility Document (other than the EverBank Warehouse Customer Guide) may only be amended by a written instrument signed by Buyer and Seller. The EverBank Warehouse Customer Guide may be amended from time to time for operational changes without the consent of the Seller. The EverBank Warehouse Customer Guide may be amended for non-operational changes that impact Seller with consent or assent by Seller (such consent or assent not to be unreasonably withheld) and such amendments shall be effective immediately upon such consent/assent of Seller of the change and Mortgage Loans sold to Buyer after the effective date of any such amendment shall be governed by the revised EverBank Warehouse Customer Guide.

SECTION 36. GENERAL INTERPRETIVE PRINCIPLES

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(19) of the Uniform Commercial Code as in effect in the State of New York.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

EVERBANK, N.A., a national association

By:	/s/ Stephen Burse
Name: Stephen Burse
Title: Senior Vice President

EverBank 301 West Bay Street, 27th Floor
Attention: Stephen Hanson
E-mail: Stephen.Hanson@EverBank.com
Telephone No.: (904) 623-2335 with copies to:

EverBank 301 West Bay Street, 25th Floor
Attention: Legal Department
E-mail: John.Maroney@EverBank.com
Telephone No.: (904) 623-8425

Signature Page to Radian Mortgage Capital LLC Master Repurchase Agreement

SELLER:

RADIAN MORTGAGE CAPITAL LLC, a Delaware limited liability company

By:	/s/ Preston R. James
Name: Preston R. James, Jr.
Title: SVP Mortgage Operations and Manager

Address for Notices:
Radian Mortgage Capital LLC 1700 N. Lincoln St., Suite 2500
Denver, CO 80203
Attn: Preston R. James, Jr.
E-mail:
Telephone No.:

with copies to:
Radian Mortgage Capital LLC 1700 N. Lincoln St., Suite 2500
Denver, CO 80203
Attn:
E-mail:
Telephone No.:

Signature Page to Radian Mortgage Capital LLC Master Repurchase Agreement

SCHEDULE 1

SCHEDULE OF REPRESENTATIONS AND WARRANTIES

REGARDING MORTGAGE LOANS

As to representation and warranties concerning Purchased Mortgage Loans, Seller represents and warrants to Buyer that such representations and warranties are true and correct in all material respects and in full force and effect as of the Purchase Date through and until the Repurchase Date.

For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

A. Purchaser Guidelines. Each Mortgage Loan conforms to the specifications set forth by this Agreement, including, but not limited to, the Purchaser Guidelines, and Buyer, Agency and insurer regulations, rules, guides and handbooks for loans eligible for sale to, insurance by or pooling to back securities issued or guaranteed by such Buyer, Agency, or insurer. Each Conforming Mortgage Loan is eligible as collateral for Ginnie Mae mortgage backed securities or is eligible for purchase by an Agency.

B. Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct.

C. No Defenses. The Mortgage Loan, and the Assignment of Proprietary Lease related to each Co-op Loan, is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated.

D. Disbursement. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, any and all requirements as to completion of any on-site or off-site improvements have been complied with, and any disbursements of any escrow funds have been made. All costs, fees and expenses incurred in making, or closing the Mortgage Loan and the recording of the Mortgage were paid to the appropriate parties, the mortgage insurance premium or the VA guarantee fee has been paid as applicable, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

E. Payments and Advances. Seller has not, and to the best of Seller’s knowledge no Person has, advanced funds, or induced, solicited or received any advance of funds by a Person other than the Mortgagor, directly or indirectly, for the payment of any amount required under or to obtain the Mortgage Loan, or any tax, insurance, special assessment, sewer, utility or similar payments with respect to the Mortgaged Property. The Mortgagor has made any down payment required in connection with the Mortgage Loan, and has received no concession from Seller, the seller of the Mortgaged Property or any other third Person, except as clearly disclosed in the Mortgage File and in writing to Buyer. No subordinate financing was used in the Mortgagor’s acquisition of the property securing the Mortgage Loan other than subordinate financing acceptable to Buyer, Fannie Mae, Freddie Mac, Ginnie Mae, HUD, or VA pursuant to their requirements in effect at the time of purchase of the Mortgage Loan by the Buyer.

Sch. 1-1

F. Compliance with Requirements of Law. Any and all Requirements of Law, including, but not limited to, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure, unfair and deceptive practices laws, securities laws or privacy laws, applicable to the Mortgage Loan have been satisfied and complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any Requirements of Law. Seller shall maintain in its possession, available for Buyer’s inspection, and shall deliver to Buyer upon reasonable demand, evidence of compliance with all Requirements of Law.

G. Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable Requirements of Law which, if not complied with, could have a Material Adverse Effect on the Mortgaged Property.

H. Mortgage Insurance. There are no defenses, counterclaims, or rights of setoff, or other facts or circumstances affecting the eligibility of the Mortgage Loans for insurance by an insurer, or affecting the validity or enforceability of any mortgage insurance or mortgage guaranty with respect to the Mortgage Loan as a result of any act, error or omission of Seller or of any other Person including, but not limited to, any FHA insurance. Each HECM was underwritten in accordance with all FHA standards applicable to reverse mortgages and is fully insurable by FHA, which insurance is in full force and effect or, if such insurance is not in full force and effect on the related Purchase Date, will be retroactive to the date such Mortgage Loan was originated by Seller, and the Mortgage Loan is not subject to any defect that could diminish or impair the FHA insurance, and no circumstances exist with respect to any HECM that could permit the FHA to deny coverage, in whole or in part, under the related FHA insurance. The related FHA policy calls for the assignment of the Mortgage Loan to FHA as opposed to the co-insurance option. The entire amount of the insurance premium has been paid to FHA in accordance with the FHA Regulations and no portion of such premium is shared with or by Seller or, if the monthly premium option has been chosen for such Mortgage Loan, all such premiums due on or before the related Purchase Date have been duly and timely paid.

I. Damage; Condemnation. There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and such Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan, the use for which the Mortgaged Property was intended or the eligibility of the Mortgage Loan for full payment of insurance benefits, and there are no pending or threatened proceedings for total or partial condemnation of the Mortgaged Property. To the Seller’s knowledge, each Mortgaged Property is in good repair. With respect to any FHA Loans, Seller has completed any property inspections required by FHA Regulations, other Requirements of Law, and such inspections, if any, show no evidence of property damage or deferred maintenance, unless the property damage and deferred maintenance was considered part of the initial Repair Set Aside Account disclosed in the Mortgage File at closing with respect to any FHA Loans.

J. Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage File and consists of a single parcel of real property with a detached single-family residence erected thereon, or a two-to-four-family dwelling, a townhouse, or an individual condominium unit in a condominium, or a Co-op Unit, or an individual unit in a planned unit development; provided, however, that any condominium unit, Co-op Project or planned unit development conforms with insurer

Sch. 1-2

requirements with respect to such dwellings, and that no residence or dwelling is a mobile home. If the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) or a Co-op Unit such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct. No portion of the Mortgaged Property is used for commercial purposes provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.

K. Leaseholds. If the Mortgage Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

L. Good Title. Immediately prior to the transfer and assignment of the Mortgage Loan to the Buyer, the Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible, and marketable title thereto, and Seller is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease), free and clear of any and all Liens, of any nature, and there has been no other sale, transfer, or assignment of security interest granted by the Seller to any other party, nor are there any other restrictions limiting the transfer of the Mortgage Loan, and Seller has full right, title and authority, subject to no interest or participation of, agreement with, or approval of, any other Person, to sell, assign and transfer the Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, Lien, pledge, charge, claim or security interest. Seller intends to relinquish all rights to possess, control and monitor each Mortgage Loan.

M. Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

Sch. 1-3

N. No Litigation. There is no pending and no threatened litigation, which may affect in any way, by attachment or otherwise, the title or interest of the Seller in and to the Mortgage Loan, the property securing the Mortgage Loan, or any related note or security instrument.

O. Mortgage File. The Mortgage File contains each of the documents and instruments required by the Custodial Agreement and by applicable Requirements of Law or insurer requirements, duly executed and in due and proper form and each such document or instrument is genuine and in form acceptable to insurers and the information contained therein is true, accurate and complete. The Mortgage Loan was originated in accordance with insurer underwriting standards in effect at the time the Mortgage Loan was originated.

P. Occupancy; Inspection. As of the Purchase Date, the Mortgaged Property is lawfully occupied under all applicable Requirements of Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

Q. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds or a tax and insurance set-aside has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

R. Original Terms Unmodified. The terms of the Mortgage Note (and the Proprietary Lease and the Pledge Instruments with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument that has: (a) been recorded, if necessary to protect the interests of Buyer; and (b) been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related mortgage insurance and the title insurer, to the extent required by the policy, and, as applicable, its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released in whole or in part, except in connection with an assumption agreement approved by the issuer of any related private mortgage insurance policy and the title insurer to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

S. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

T. Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first Lien on the Mortgaged Property including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. There is no delinquent tax or assessment Lien against the Mortgaged Property, and all property tax bills have been paid by the Mortgagor, the Seller, its servicer or prior servicer. The Lien of the Mortgage is subject only to:

Sch. 1-4

(a) the Lien of current real property taxes and assessments not yet due and payable;

(b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and: (i) referred to or to otherwise considered in the Appraisal relating to the Mortgage Loan; or (ii) that do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal; and

(c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first priority Lien on the Mortgaged Property described therein and Seller has full right to sell and assign the same to the Buyer in accordance with the Requirements of Law and any and all contractual obligations. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, unless otherwise indicated, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a Lien subordinate to the Lien of the Mortgage.

U. Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over the Seller’s security interest in such Co-op Shares.

V. No Fraud. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other such related agreement have been duly and properly executed by such Persons. The documents, instruments and agreements submitted for Mortgage Loan underwriting were not falsified and contain no untrue statement of material fact nor do they omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence was committed in connection with the origination of the Mortgage Loan.

W. Title Insurance. Each Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender’s title insurance policy, or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns: (a) as to the first priority Lien of the Mortgage (for

Sch. 1-5

HECMs, in an amount equal to the Maximum Claim Amount as to each Mortgage Loan); and (b) against any loss by reason of the invalidity or unenforceability of the Lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment with respect to each Adjustable Rate Loan, subject only to the exceptions contained in clauses (a), (b), and (c) of Part T of this Schedule 1. Where required by state Requirements of Law applicable to Seller, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, and its successors and assigns, are the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is valid and in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such lender’s title insurance policy.

X. Hazard Insurance. For each Mortgage Loan, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to the Buyer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, as are provided for by Fannie Mae or by Freddie Mac, as well as all additional requirements set forth in the Underwriting Guidelines. Mortgagor has obtained coverage in an amount which is at least equal to the full insurable value of the improvements on the Mortgaged Property. The policy either includes provisions for inflation adjustments or guaranteed replacement cost coverage of the Mortgaged Property. In the case of flood insurance, Mortgagor has obtained the maximum amount of insurance that is available under the National Flood Insurance Act of 1968. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to all Requirements of Law and applicable insurer requirements. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state Requirements of Law applicable to Seller, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

Y. No Default. The Mortgage Loan is current and all payments have been made within the month such payments were due, and if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever, to the knowledge of the Seller, been threatened or commenced with respect to the Co-op Loan. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

Sch. 1-6

Z. No Mechanics’ Liens. There are no mechanics’ or similar Liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such Liens) affecting the related Mortgaged Property that are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage.

AA. Location of Improvements. All improvements that were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

BB. Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including: (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale; and (b) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to a Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

CC. No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Sections T and U of this Schedule 1.

DD. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under the Requirements of Law and insurer requirements to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

EE. [Reserved].

FF. FICO Scores. Each Mortgage Loan has a non-zero FICO score.

GG. Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

HH. Co-op Loans: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

Sch. 1-7

II. Origination and Collection Practices. The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and the terms of the Mortgage File, the Requirements of Law and any and all contractual obligations of Seller (including those obligations contained in this Agreement), including, with respect to FHA Loans, the FHA Regulations relating to loss mitigation, and insurer guidelines, and have been in all respects legal, proper and prudent in the mortgage origination and servicing business. All Mortgage Interest Rate adjustments have been made in compliance with applicable state and federal law and the terms of the related Mortgage and Mortgage Note on the related adjustment date. Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and any payment adjustments. All advances required to be made under the Mortgage Notes have been made within the time frame therein specified and in accordance with the Mortgage File, FHA Regulations and Requirements of Law (with respect to FHA Loans). Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited. The terms of the Mortgage Loan do not require the owner of the Mortgage Loan to make escrow payments on behalf of the Mortgagor. All escrow deposits and escrow payments, if any, are in the possession of, or under the control of, Seller or Subservicer and have been collected and handled in full compliance with all Requirements of Law and the provisions of the related Mortgage Note and Mortgage, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under the Mortgage Note.

JJ. Appraisal. Unless there exists a property inspection waiver issued by an Agency, the Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller or originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the Appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, and all Requirements of Law and insurer requirements, each as in effect on the date the Mortgage Loan was originated. Seller has no knowledge of any circumstances or condition which might indicate that the Appraisal is incomplete or inaccurate. In addition, the Appraisal was prepared in accordance with USPAP Guidelines. The appraiser for the Mortgage Loan was duly licensed or certified under the applicable law where the Mortgage Loan was originated, and for each Government Mortgage Loan was acceptable to the FHA or VA, as applicable, and for each Conventional Mortgage Loan was acceptable to Fannie Mae, and/or Freddie Mac, as applicable. The Seller will maintain documentation evidencing each appraiser’s qualification and licensing or certification, which will promptly be provided to the Buyer upon request.

KK. Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statute or regulation.

LL. Environmental Matters. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue. To the best of Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

Sch. 1-8

MM. No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, private mortgage insurance or other mortgage insurance policy, including, but not limited to FHA mortgage insurance, or bankruptcy bond, irrespective of the cause of such failure of coverage.

NN. Conversion to Fixed Interest Rate. With respect to each Adjustable Rate Loan, the Mortgage Note does not contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

OO. Reserved.

PP. Flood Certification Contract. Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan with an Approved Flood Policy Insurer, and such contract is assignable to Buyer, and its successors and assigns, without cost.

QQ. Underwriting and Origination. The Mortgage Loan was completely underwritten and originated by an originator who sold (i) such Mortgage Loan to the Seller or (ii) such Mortgage Loan to a third-party who then sold such Mortgage Loan to the Seller.

RR. Reserved.

SS. MERS/Assignment of Mortgage. Either (a) such Mortgage Loan meets the definition of MERS Designated Loan in the Electronic Tracking Agreement, was properly registered in the MERS System at the time of its origination and has continuously remained so registered, and has MERS as the record mortgagee or beneficiary or (b) Seller has delivered (or will deliver by the Wet Delivery Deadline) to Custodian a duly executed Assignment of Mortgage (provided that the delivery of an Assignment of Mortgage shall be available solely with respect to any Mortgage Loan for which the relevant Government Mortgage Loan or State Agency Program Loan guidelines do not allow for the use of the MERS System).

TT. Repairs and Improvements. All repairs or improvements which if not made would result in the loss of any insurance coverage, including FHA insurance, on the related Mortgaged Property have been made to such Mortgaged Property, or set-aside amounts for such repairs or improvements have been included in the related Mortgage and Mortgage Note, all in compliance with the Requirements of Law, including, but not limited to, the applicable requirements of FHA Regulations with respect to FHA Loans. Except as otherwise disclosed in writing to Buyer, any repairs for which an advance has been made were completed and passed an inspection in accordance with the FHA Regulations with respect to FHA Loans.

UU. Interest Calculation. Interest on each Mortgage Loan is calculated in accordance with the related Mortgage Note and the Requirements of Law, including, but not limited to, the applicable FHA Regulations with respect to FHA Loans. None of the Mortgage Loans provide for simple interest calculation.

VV. Construction or Rehabilitation of Mortgaged Property. Either (i) the Mortgage Loan was not made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property or (ii) the Mortgaged Property has a certificate of completion if such Mortgage Loan was made in connection with the construction or rehabilitation of the related Mortgaged Property.

WW. Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

Sch. 1-9

XX. [Reserved].

YY. Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Buyer in connection with a Mortgage Loan, Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Buyer and, to the best of Seller’s knowledge, the Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.

ZZ. Predatory Lending Regulations. No Mortgage Loan is a High Cost Mortgage Loan. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.

AAA. Compliance with Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) with respect to the Mortgage Loans; Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has (or the related originator has) conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws as applicable as of the origination date, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

BBB. Purchase of Insurance. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.

CCC. Governmental Requirements. Each Government Mortgage Loan conforms with all applicable FHA or VA underwriting, lending, selling and servicing requirements and with all Ginnie Mae requirements for the inclusion of the Mortgage Loan in a Ginnie Mae mortgage-backed security pool, and the Seller will comply with all documentation requirements of the Buyer and the document custodian within the time limitations described in the Facility Documents.

DDD. Conventional Mortgage Loan Requirements. Each Conventional Mortgage Loan conforms with all applicable requirements of the Buyer or Agencies, including, but not limited to, all requirements for the inclusion of such Conventional Mortgage Loans in any pool of loans or private security as designated by the Buyer, Freddie Mac and Fannie Mae, and each Conventional Mortgage Loan conforms with all pooling requirements of the Agency.

EEE. [Reserved].

FFF. Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts.

Sch. 1-10

GGG. High Interest Rate Credit/Lending Transactions. The Mortgage Loan is not subject to section 226.32 of Regulation Z or any similar state Requirements of Law (relating to high interest rate credit/lending transactions).

HHH. Qualified Mortgage. (i) Before the consummation of each Purchased Mortgage Loan, Seller made a reasonable and good faith determination that the Mortgagor has a reasonable ability to repay the Purchased Mortgage Loan according to its terms, and at a minimum, originator underwrote such Purchased Mortgage Loan in accordance with the eight underwriting factors set forth in 12 CFR 1026.43(c); and (ii) each Purchased Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e), and in particular: (A) each Purchased Mortgage Loan provides for regular, substantially equal periodic payments (allowing for payment changes on adjustable rate mortgages or loans with step rate features) and does not result in negative amortization, allow the consumer to defer repayment of principal or result in balloon payments; (B) the loan term does not exceed 30 years and (C) for Purchased Mortgage Loans with note amounts of $100,000 or greater, the total points and fees do not exceed 3% of the total loan amount.

Sch. 1-11

EXHIBIT A

FORM OF SERVICER NOTICE

FORM OF SERVICER NOTICE

[date]

[    ]

[    ]

[    ]

Attention: [ ]

Re:	Master Repurchase Agreement, dated as of April 30, 2025 (the “Agreement”), by and between Radian Mortgage Capital LLC (the “Seller”) and EverBank (the “Buyer”).

Ladies and Gentlemen:

[    ], (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has sold and pledged to Buyer certain mortgage loans which are serviced by Servicer.

Upon receipt of a notice of an event of default under the Agreement (a “Notice of Event of Default”) from Buyer in which Buyer shall identify the mortgage loans that are then owned by and/or pledged to Buyer under the Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer or which Servicer is obligated to provide to Seller.

In addition, and notwithstanding anything to the contrary in the Servicing Agreement, Buyer may terminate the Servicing Agreement, as pertaining to the Mortgage Loans, without payment of any penalty or termination fee, in which event the Servicer shall cooperate, at no cost to Buyer, in transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole and absolute discretion.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses: EverBank, 301 West Bay Street, 25th Floor, Jacksonville, FL 32202, Attention: Sean Delaney; Telephone: 857-264-3541, E-mail: Sean.Delaney@EverBank.com with copies to EverBank, 301 West Bay Street, 25th Floor, Jacksonville, Florida 32202, Attention: Legal Department, Telephone: (904) 239-1178, E-Mail: John.Maroney@EverBank.com.

Very truly yours,

Radian Mortgage Capital LLC

By:
Name: Preston R. James, Jr.
Title: SVP Mortgage Operations and Manager

ACKNOWLEDGED:

[ ],

__________________,
[Name]
[Title] as Servicer

EXHIBIT B

POWER OF ATTORNEY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that, effective as of the 30th day of April, 2025, Radian Mortgage Company, LLC (the “Seller”), a Delaware limited liability company, hereby irrevocably constitutes and appoints EverBank (the “Buyer”), and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets (the “Repurchase Assets”) conveyed to Buyer under the Master Repurchase Agreement dated as of April 30, 2025, between Seller and Buyer, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(b) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(c) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct;

(d) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets;

(e) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets;

(f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets;

(g) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets;

(h) to settle, compromise or adjust any suit, action or proceeding described in clause (g) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and

(i) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do; to effectuate a transfer of servicing with respect to the Repurchase Assets; and for the purpose of carrying out the transfer of servicing with respect to the Repurchase Assets and Purchased Mortgage Loans from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Repurchase Assets and Purchased Mortgage Loans, transferring the servicing of the Repurchase Assets and Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed as of the date first above written.

RADIAN MORTGAGE COMPANY LLC, a Delaware limited liability company

By:
Name: Preston R. James, Jr.
Title: SVP Mortgage Operations and Manager

STATE OF	)
	)	ss.:
COUNTY OF ________________	)

On the _____ day of ____________, 2025 before me, a Notary Public in and for said State, personally appeared _________, known to me to be the _____ of Radian Mortgage Capital LLC, a Delaware limited liability company, the entity that executed the within instrument and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public
My Commission expires

EXHIBIT C

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of April 30, 2025, by and between RADIAN MORTGAGE CAPITAL LLC, a Delaware limited liability company (“Seller”), and EVERBANK, N.A., a national association (“Buyer”).

1. It is __ a natural individual person, __ treated as a corporation for U.S. federal income tax purposes, __ disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title: